                                                               EXHIBIT (a)(1)(i)


                                OFFER TO PURCHASE

                        MORGAN STANLEY PRIME INCOME TRUST

                      OFFER TO PURCHASE FOR CASH 50,000,000
                            OUTSTANDING COMMON SHARES
                               SUMMARY TERM SHEET

     THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION IN THIS OFFER TO PURCHASE. TO UNDERSTAND THE OFFER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE OFFER, YOU SHOULD READ CAREFULLY THIS ENTIRE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS IN THIS SUMMARY.

WHAT SECURITIES IS MORGAN STANLEY PRIME INCOME TRUST OFFERING TO PURCHASE? (PAGE 6)

     The Trust is offering to purchase up to 50,000,000 of its common shares. If more than 50,000,000 shares are surrendered in response to this offer, i.e., "tendered," the Trust expects to either extend the offer period and increase the number of shares it is offering to purchase OR purchase the shares tendered on a pro rata basis. The offer is not conditioned upon the tender of any minimum number of shares.

HOW MUCH AND IN WHAT FORM WILL THE TRUST PAY ME FOR MY SHARES? (PAGE 6)

     The Trust will pay cash for your shares tendered in proper form. The purchase price will equal the net asset value (the "NAV"), per share, determined as of 4:00 p.m., New York City time, on the date the offer expires (currently, June 18, 2004). As of May 7, 2004, the Trust's NAV was $8.95 per Common Share. Of course, the NAV can change every business day.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS? (PAGE 8)

     You will be charged an early withdrawal fee on tendered shares purchased by the Trust, if you held those shares for four years or less. The maximum fee is 3% of the value of the tendered shares, scaled down for each year you held your shares, reaching zero after four years. The charge is not imposed on shares acquired through reinvestment of dividends nor on the value of your shares attributable to appreciation.

DOES THE TRUST HAVE THE FINANCIAL RESOURCES TO PAY ME FOR MY SHARES? (PAGE 12)

     Assuming the Trust purchases 50,000,000 common shares at the May 7, 2004 NAV of $8.95 per share, the Trust's total cost, not including fees and expenses incurred in connection with the offer, will be approximately $447,500,000. The Trust believes that it will not need to borrow money to finance the purchase of tendered shares, although the Trust has the authority to do so, if necessary.

WHEN DOES THE OFFER EXPIRE? CAN THE TRUST EXTEND THE OFFER, AND IF SO, HOW WILL I BE NOTIFIED? (PAGES 6 AND 13)

     - The offer expires June 18, 2004, at 12:00 midnight, New York City time, unless the Trust extends the offer.

     - The Trust may extend the offer period at any time.

     - If the offer period is extended, the Trust will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date.

HOW DO I TENDER MY SHARES? (PAGE 6)

     If you decide to tender your shares:

     - You may contact your Morgan Stanley Financial Advisor and request that your shares be tendered to Morgan Stanley Trust (the Depositary, i.e., acts as agent for the Trust).

     - If you do not have a Morgan Stanley Financial Advisor or you hold certificates of Trust shares, you must:

          a) complete and sign in proper form the Letter of Transmittal accompanying this Offer to Purchase; and

          b) send the Letter of Transmittal, any certificates of shares and any other required documents to the Depositary (whose address is on the cover page) before the expiration date.

UNTIL WHAT TIME CAN I WITHDRAW TENDERED SHARES? (PAGE 9)

     You may withdraw your tendered shares at any time before the expiration date. In addition, if the Trust has not yet accepted your tendered shares for payment, you may withdraw your offer after July 15, 2004.

HOW DO I WITHDRAW TENDERED SHARES? (PAGE 9)

     - contact your Morgan Stanley Financial Advisor; or

     - submit proper written notice to the Depositary.

WILL THERE BE ANY TAX CONSEQUENCES TO TENDERING MY SHARES? (PAGE 13)

     If your tendered shares are accepted, it will be a taxable transaction either in the form of a "sale or exchange" or under certain circumstances, as a "dividend."

     Please consult your tax advisor as to the tax consequences of tendering your shares.

WHAT IS THE PURPOSE OF THE OFFER? (PAGE 10)

     The offer seeks to provide liquidity for Trust shareholders. The Trust's Board of Trustees presently intends to consider making similar offers each quarter. However, the Trust cannot assure you that you will be provided sufficient liquidity or that the Trust will make a similar tender offer in the future.

     Please bear in mind that neither the Trust nor its Board has made any recommendation as to whether or not you should tender your shares.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER? (PAGE 10)

     The Trust may terminate the offer, amend its terms, and/or reject shares tendered for payment or postpone payment, under any one of the following circumstances, which, in the Trust's view, make it inadvisable to proceed with the offer, purchase or payment:

     - a secondary market for Trust shares develops.

     - the Trust believes it has insufficient liquidity to accommodate the offer.

     - the Trust believes the offer could impair compliance with SEC or IRS requirements.

     - trading generally on the New York Stock Exchange is suspended or limited.

     - there is in the Trust's judgment any material legal action threatened, pending or taken, challenging the offer or otherwise materially adversely affecting the Trust.

     - certain other circumstances where the Trust believes that it or its shareholders may be adversely affected if shares were purchased pursuant to the offer.

IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY SHARES? (PAGE 12)

     If you do not tender you shares, your shares may be subject to increased risk resulting from the Trust reducing its assets to pay for tendered shares. Reduced assets could lead, for example, to increased volatility. The risks are reduced, however, to the extent the Trust sells new shares.

WHO DO I CONTACT IF I HAVE QUESTIONS ABOUT THE TENDER OFFER?

     For additional information or assistance, you may contact your Morgan Stanley Financial Advisor or the Depositary at the toll free number set forth on the cover of this Offer to Purchase.

                        MORGAN STANLEY PRIME INCOME TRUST

                      OFFER TO PURCHASE FOR CASH 50,000,000
                   OF ITS ISSUED AND OUTSTANDING COMMON SHARES
                       AT NET ASSET VALUE PER COMMON SHARE

                THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
                WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME
                 ON JUNE 18, 2004, UNLESS THE OFFER IS EXTENDED.

To the Holders of Common Shares of
MORGAN STANLEY PRIME INCOME TRUST:

     Morgan Stanley Prime Income Trust, a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Trust") under the former name "Allstate Prime Income Trust," is offering to purchase up to 50,000,000 of its common shares of beneficial interest, with par value of $.01 per share ("Common Shares"), for cash at a price (the "Purchase Price") equal to their net asset value ("NAV") computed as of 4:00 P.M. New York City time on June 18, 2004. The offer, proration period and withdrawal rights will expire at 12:00 midnight New York City time on June 18, 2004 (the "Initial Expiration Date"), unless extended (the Initial Expiration Date or the latest date to which the Offer is extended, the "Expiration Date"), upon the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). An Early Withdrawal Charge (as defined in Section 3) will be imposed on most Common Shares accepted for payment that have been held for four years or less. The Common Shares are not currently traded on an established trading market. The NAV on May 7, 2004 was $8.95 per Common Share. Through the Expiration Date, you can obtain current NAV quotations from Morgan Stanley Investment Advisors Inc. (the "Advisor") by calling (800) 869-NEWS, Extension 0, between the hours of 8:30 A.M. and 6:00 P.M. New York City time, Monday through Friday, except holidays. See Section 9.

     The Offer is not conditioned upon the tender of any minimum number of Common Shares. If more than 50,000,000 Common Shares are tendered, no Common Shares may be purchased if (a) the Offer is not extended and the number of Common Shares for which tenders are sought is not increased to allow the purchase of such additional Common Shares or (b) the Trust elects not to purchase 50,000,000 of the tendered Common Shares on a pro rata basis. If more than 50,000,000 Common Shares are duly tendered prior to the expiration of the Offer, subject to the condition that there have been no material changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and in the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 50,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

                  THIS OFFER IS BEING MADE TO ALL SHAREHOLDERS
                  OF THE TRUST AND IS NOT CONDITIONED UPON ANY
                 MINIMUM NUMBER OF COMMON SHARES BEING TENDERED.

                            THIS OFFER IS SUBJECT TO
                       CERTAIN CONDITIONS. SEE SECTION 6.

                                    IMPORTANT

     If you desire to tender Common Shares, have a brokerage account at Morgan Stanley DW Inc. ("Morgan Stanley DW") and your Common Shares are not evidenced by certificates in your possession you may, if you wish, contact your Morgan Stanley Financial Advisor and request that he or she effect the tender on your behalf.

If you elect to tender Common Shares through your Morgan Stanley Financial Advisor, you do NOT have to complete the Letter of Transmittal. If you do not have a brokerage account at Morgan Stanley DW or if your Common Shares are evidenced by certificates in your possession or you do not wish to tender Common Shares through your Morgan Stanley Financial Advisor, all or any portion of your Common Shares may be tendered only by completing and signing the Letter of Transmittal and mailing or delivering it along with any Common Share certificate(s) and any other required documents to Morgan Stanley Trust (the "Depositary").

     NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE TRUST AS TO WHETHER SHAREHOLDERS SHOULD TENDER COMMON SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST.

     Requests for additional copies of this Offer to Purchase and the Letter of Transmittal should be directed to Morgan Stanley Trust at the addresses and telephone number set forth below. Questions and requests for assistance may be directed to Morgan Stanley Investment Advisors Inc. at the telephone number set forth below.

May 19, 2004                              MORGAN STANLEY PRIME INCOME TRUST
Morgan Stanley Investment Advisors Inc.
                                          Depositary:
(800) 869-NEWS                            Morgan Stanley Trust
Extension 0
                                          By Mail:
                                          Morgan Stanley Trust
                                          P.O. Box 984
                                          Jersey City, New Jersey 07303

                                          By Hand Delivery or Courier:
                                          Morgan Stanley Trust
                                          Harborside Financial Center,
                                          Plaza Two
                                          Jersey City, New Jersey 07311
                                          Attn:Morgan Stanley Prime Income Trust

                                          Telephone: (800) 869-NEWS
                                                     Extension 0

                                TABLE OF CONTENTS

SECTION                                                                             PAGE
-------                                                                             ----
   1.     Price; Number of Common Shares                                              6
   2.     Procedure for Tendering Common Shares                                       6
   3.     Early Withdrawal Charge                                                     8
   4.     Withdrawal Rights                                                           9
   5.     Payment for Shares                                                          9
   6.     Certain Conditions of the Offer                                            10
   7.     Purpose of the Offer                                                       10
   8.     Plans or Proposals of the Trust                                            11
   9.     Price Range of Common Shares; Dividends                                    11
  10.     Interest of Trustees and Executive Officers; Transactions and
            Arrangements Concerning the Common Shares                                11
  11.     Certain Effects of the Offer                                               12
  12.     Source and Amount of Funds                                                 12
  13.     Certain Information about the Trust                                        12
  14.     Additional Information                                                     13
  15.     Certain Federal Income Tax Consequences                                    13
  16.     Extension of Tender Period; Termination; Amendments                        13
  17.     Miscellaneous                                                              14
  18.     Financial Statements (unaudited)--March 31, 2004                           15
  19.     Financial Statements--September 30, 2003                                   37
  20.     Financial Statements--September 30, 2002                                   62

     1. PRICE; NUMBER OF COMMON SHARES. The Trust will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) 50,000,000 or such lesser number of its issued and outstanding Common Shares which are properly tendered (and not withdrawn in accordance with Section
4) prior to 12:00, midnight, New York City time, on June 18, 2004 (such time and date being hereinafter called the "Initial Expiration Date"). The Trust reserves the right to extend the Offer. See Section 16. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The purchase price of the Common Shares will be their NAV computed as of 4:00 P.M. New York City time on the Expiration Date. The NAV on May 7, 2004 was $8.95 per Common Share. You can obtain current NAV quotations from Morgan Stanley Investment Advisors Inc. ("Morgan Stanley Investment Advisors") by calling (800) 869-NEWS, Extension 0, during normal business hours. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid on Common Shares tendered pursuant to the Offer. See Section 9. The Trust will not pay interest on the purchase price under any circumstances. AN EARLY WITHDRAWAL CHARGE WILL BE IMPOSED ON MOST COMMON SHARES ACCEPTED FOR PAYMENT THAT HAVE BEEN HELD FOR FOUR YEARS OR LESS. SEE SECTION 3.

     The Offer is being made to all shareholders of the Trust and is not conditioned upon any minimum number of Common Shares being tendered. If the number of Common Shares properly tendered prior to the Expiration Date and not withdrawn is less than or equal to 50,000,000 Common Shares (or such greater number of Common Shares as the Trust may elect to purchase pursuant to the Offer), the Trust will, upon the terms and subject to the conditions of the Offer, purchase at NAV all Common Shares so tendered. If more than 50,000,000 Common Shares are duly tendered prior to the expiration of the Offer and not withdrawn, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, the Trust will either extend the Offer period, if necessary, and increase the number of Common Shares that the Trust is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase 50,000,000 (or such larger number of Common Shares sought) of the Common Shares tendered on a pro rata basis.

     On May 7, 2004, there were approximately 130,400,000 Common Shares issued and outstanding and there were approximately 45,000 holders of record of Common Shares. The Trust has been advised that no Trustees, officers or affiliates of the Trust intend to tender any Common Shares pursuant to the Offer.

     The Trust reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 16. There can be no assurance, however, that the Trust will exercise its right to extend the Offer. If the Trust decides, in its sole discretion, to increase (except for any increase not in excess of 2% of the outstanding Common Shares) or decrease the number of Common Shares being sought and, at the time that notice of such increase or decrease is first published, sent or given to holders of Common Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period.

     2.   PROCEDURE FOR TENDERING COMMON SHARES.
     PROPER TENDER OF COMMON SHARES. If you have a brokerage account at Morgan Stanley DW and your Common Shares are not evidenced by certificates in your possession, you may contact your Morgan Stanley Financial Advisor and request that he or she tender your Common Shares to the Depositary on your behalf. If you choose to have your Morgan Stanley Financial Advisor tender your Common Shares, you do not have to submit any documents to the Depositary. If you do not wish to have your Morgan Stanley Financial Advisor tender your Common Shares or you do not have a brokerage account at Morgan Stanley DW or you have certificates for Common Shares in your possession, for Common Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, any certificates for such Common Shares, and any other documents required by the Letter of Transmittal, must be received on or before the Expiration Date by the Depositary at its address set forth on page 4 of this Offer to Purchase. If you wish to tender your shares on the Expiration Date following the close of business you may do so by calling (201) 938-6499.

     It is a violation of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 14e-4 promulgated thereunder, for a person to tender Common Shares for such person's own account unless the person so tendering (a) owns such Common Shares or (b) owns other securities convertible into or exchangeable for such Common Shares or owns an option, warrant or right to purchase such Common Shares and intends to acquire Common Shares for tender by conversion, exchange or exercise of such option, warrant or right.

     Section 10(b) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

     The acceptance of Common Shares by the Trust for payment will constitute a binding agreement between the tendering shareholder and the Trust upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder owns the Common Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 14e-4.

     SIGNATURE GUARANTEES AND METHOD OF DELIVERY. (Only applicable if you are a shareholder not tendering Common Shares through your Morgan Stanley Financial Advisor). Signatures on the Letter of Transmittal are not required to be guaranteed unless (1) the Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered therewith, or (2) payment for tendered Common Shares is to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. In those instances, all signatures on the Letter of Transmittal must be guaranteed by an eligible guarantor acceptable to the Depositary (an "Eligible Guarantor") (shareholders should contact the Depositary for a determination as to whether a particular institution is such an Eligible Guarantor). If Common Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal or if payment is to be made to, unpurchased Common Shares are to be registered in the name of, or any certificates for unpurchased Common Shares are to be returned to any person other than the registered owner, then the Letter of Transmittal and, if applicable, the tendered Common Share certificates must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name or names appear on the registration of the Common Shares with the signatures on the certificates or authorizations guaranteed by an Eligible Guarantor. See Instructions 1 and 5 of the Letter of Transmittal.

     Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made (i) if you have tendered Common Shares directly to the Depositary, only after receipt by the Depositary on or before the Expiration Date of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal or (ii) if you have requested Morgan Stanley DW to tender Common Shares on your behalf, only after receipt by the Depositary on or before the Expiration Date of a notice from Morgan Stanley DW containing your name and the number of Common Shares tendered. If your Common Shares are evidenced by certificates, those certificates must be received by the Depositary on or prior to the Expiration Date.

     The method of delivery of any documents, including certificates for Common Shares, is at the election and risk of the party tendering Common Shares. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

     DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Trust, in its sole discretion, whose determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Shares or any particular shareholder, and the Trust's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such times as the Trust shall determine. Tendered Common Shares will not be accepted for payment unless the defects or irregularities have been cured within such time or waived. Neither the Trust, Morgan Stanley DW, the Depositary nor any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

     FEDERAL INCOME TAX WITHHOLDING. To prevent backup federal income tax withholding equal to 28% of the gross payments made pursuant to the Offer, each shareholder who has not previously submitted a Substitute Form W-9 to the Trust or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal. Foreign shareholders who are individuals and who have not previously submitted a Form W-8 BEN, Form W-8ECI or other similar form to the Trust must do so in order to avoid backup withholding.

     The Depositary will withhold 30% of the gross payments payable to a foreign shareholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding). For this purpose, a foreign shareholder, in general, is a shareholder that is not
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income or (iv) a trust, if a U.S. Court is able to exercise primary supervision over the administration of such trust and one or more U.S.
persons (as defined in the Code) has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust. The Depositary will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 or is otherwise able to establish that no tax or a reduced amount of tax was due.

     For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 15.

     3. EARLY WITHDRAWAL CHARGE. The Depositary will impose an early withdrawal charge (the "Early Withdrawal Charge") on most Common Shares accepted for payment that have been held for four years or less. The Early Withdrawal Charge will be imposed on a number of Common Shares accepted for payment from a record holder of Common Shares the value of which exceeds the aggregate value at the time the tendered Common Shares are accepted for payment of (a) all Common Shares owned by such holder that were purchased more than four years prior to such acceptance, (b) all Common Shares owned by such holder that were acquired through reinvestment of dividends and distributions, and (c) the increase, if any, of value of all other Common Shares owned by such holder (namely, those purchased within the four years preceding acceptance for payment) over the purchase price of such Common Shares. The Early Withdrawal Charge will be paid to Morgan Stanley Investment Advisors on behalf of the holder of the Common Shares. In determining whether an Early Withdrawal Charge is payable, Common Shares accepted for payment pursuant to the Offer shall be deemed to be those Common Shares purchased earliest by the shareholder. Any Early Withdrawal Charge which is required to be imposed will be made in accordance with the following schedule.

                                                                EARLY
         YEAR OF REPURCHASE                                   WITHDRAWAL
           AFTER PURCHASE                                       CHARGE
         ------------------                                   ----------
         First                                                   3.0%
         Second                                                  2.5%
         Third                                                   2.0%
         Fourth                                                  1.0%
         Fifth and following                                     0.0%

     The following example will illustrate the operation of the Early Withdrawal Charge. Assume that an investor purchases $1000 worth of the Trust's Common Shares for cash and that 21 months later the value of the account has grown through the reinvestment of dividends and capital appreciation to $1,200. The investor then may submit for repurchase pursuant to a tender offer up to $200 worth of Common Shares without incurring an Early Withdrawal Charge. If the investor should submit for repurchase pursuant to a tender offer $500 worth of Common Shares, an Early Withdrawal Charge would be imposed on $300 worth of the Common Shares submitted. The charge would be imposed at the rate of 2.5% because it is in the second year after the purchase was made and the charge would be $7.50.

     4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Common Shares made pursuant to the Offer will be irrevocable. If you desire to withdraw Common Shares tendered on your behalf by Morgan Stanley DW, you may withdraw by contacting your Morgan Stanley Financial Advisor and instructing him or her to withdraw such Common Shares, or by calling
(201) 938-6499 on the Expiration Date following the close of business. You may withdraw Common Shares tendered at any time prior to the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Trust, at any time after July 15, 2004.

     To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on page 4 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn, and, if certificates representing such Common Shares have been delivered or otherwise identified to the Depositary, the name of the registered holder(s) of such Common Shares as set forth in such certificates if different from the name of the person tendering such Common Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, you must also submit the certificate numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Guarantor.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Trust in its sole discretion, whose determination shall be final and binding. None of the Trust, Morgan Stanley DW, the Depositary or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Common Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Common Shares may be retendered by following the procedures described in Section 2 prior to the Expiration Date.

     5. PAYMENT FOR SHARES. For purposes of the Offer, the Trust will be deemed to have accepted for payment (and thereby purchased) Common Shares, which are tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Common Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, the Trust will, promptly after the Expiration Date, accept for payment (and thereby purchase) Common Shares properly tendered prior to the Expiration Date.

     Payment for Common Shares purchased pursuant to the Offer will be made by the Depositary out of funds made available to it by the Trust. The Depositary will act as agent for tendering shareholders for the purpose of effecting payment to the tendering shareholders. If your tender of Common Shares is effected through Morgan Stanley DW, payment for Common Shares will be deposited directly to your Morgan Stanley DW brokerage account. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made (i) if you have requested Morgan Stanley DW to tender Common Shares on your behalf, only after timely receipt by the Depositary of a notice from Morgan Stanley DW containing your name and the number of Common Shares tendered or (ii) if you have tendered Common Shares directly to the Depositary, only after timely receipt by the Depositary, as required pursuant to the Offer, of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any certificates representing such Common Shares, if issued, and any other required documents. Certificates for Common Shares not purchased (see Sections 1 and 6), or for Common Shares not tendered included in certificates forwarded to the Depositary, will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

     The Trust will pay all transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of any person other than the registered holder, or if tendered certificates, if any, are registered or the Common Shares tendered are held in the name of any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer. The Trust will not pay any interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Common Shares accepted for payment that have been held for four years or less. See Section 3. In addition, if certain events occur, the Trust may not be obligated to purchase Common Shares pursuant to the Offer. See
Section 6.

     Any tendering shareholder or other payee who has not previously submitted a completed and signed Substitute Form W-9 and who fails to complete fully and sign the Substitute Form W-9 in the Letter of Transmittal may be subject to backup federal income tax withholding of 28% of the gross proceeds paid to such shareholder or other payee pursuant to the Offer. See Section 2.

     6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Trust shall not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and payment for Common Shares tendered, if at any time at or before the expiration of the offer, any of the following events shall have occurred (or shall have been determined by the Trust to have occurred) which, in the Trust's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Trust), makes it inadvisable to proceed with the Offer or with such purchase or payment: (1) a secondary market develops for the Common Shares; (2) in the reasonable business judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust; (3) such transactions, if consummated, would (a) impair the Trust's status as a regulated investment company under the Internal Revenue Code (which would make the Fund a taxable entity, causing the Fund's taxable income to be taxed at the Trust level) or (b) result in a failure to comply with applicable asset coverage requirements; or (4) there is, in the Board of Trustees' judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) suspension of or limitation on prices for trading securities generally on the New York Stock Exchange, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States or New York State, (d) limitation affecting the Trust or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions,
(e) commencement of war, a significant change in armed hostilities or other international or national calamity directly or indirectly involving the United States since the commencement of the Offer or (f) other event or condition, which would have a material adverse effect on the Trust or the holders of its Common Shares if the tendered Common Shares are purchased.

     The foregoing conditions are for the Trust's sole benefit and may be asserted by the Trust regardless of the circumstances giving rise to any such condition (including any action or inaction by the Trust), and any such condition may be waived by the Trust in whole or in part, at any time and from time to time in its sole discretion. The Trust's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Trust concerning the events described in this Section 6 shall be final and shall be binding on all parties.

     If the Trust determines to terminate or amend the Offer or to postpone the acceptance for payment of or payment for Common Shares tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided in Section 16. Moreover, in the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Trust will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the Offer period as provided in Section 16.

     7. PURPOSE OF THE OFFER. The Trust currently does not believe that an active secondary market for its Common Shares exists or is likely to develop. In recognition of the possibility that a secondary market may not develop for the Common Shares of the Trust, or, if such a market were to develop, that the Common Shares might trade at a discount, the Trustees have determined that it would be in the best interest of its shareholders for the Trust to take action to attempt to provide liquidity to shareholders or to reduce or eliminate any future market value discount from NAV that might otherwise exist, respectively. To that end, the Trustees presently intend each quarter to consider making a tender offer to purchase Common Shares at their NAV. The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of Common Shares that desire to sell their Common Shares or that the Trust will make any such tender offer in the future.

     NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

     8. PLANS OR PROPOSALS OF THE TRUST. The Trust has no present plans or proposals that relate to or would result in any extraordinary transaction such as a merger, reorganization or liquidation involving the Trust; a sale or transfer of a material amount of assets of the Trust other than in its ordinary course of business; any material changes in the Trust's present capitalization (except as resulting from the Offer or otherwise set forth herein); or any other material changes in the Trust's structure or business.

     9. PRICE RANGE OF COMMON SHARES; DIVIDENDS. The Trust's NAV per Common Share on May 7, 2004, was $8.95. You can obtain current NAV quotations from Morgan Stanley Investment Advisors by calling (800) 869-NEWS, Extension 0, between the hours of 8:30 a.m. and 6:00 p.m. New York City time, Monday through Friday, except holidays. If you wish to tender your shares on the Expiration Date following the close of business, you may obtain the then current NAV quotation by calling (201) 938-6499 at such time. The Trust offers and sells its Common Shares to the public on a continuous basis through Morgan Stanley Distributors Inc. (the "Distributor") as principal underwriter. The Trust is not aware of any secondary market trading for the Common Shares. Dividends on the Common Shares are declared daily and paid monthly. Shareholders tendering Common Shares shall be entitled to receive all dividends declared on or before the Expiration Date, but not yet paid, on Common Shares tendered pursuant to the Offer.

     10. INTEREST OF TRUSTEES AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE COMMON SHARES. As of May 7, 2004, the Trustees and executive officers of the Trust as a group beneficially owned no Common Shares. The Trust has been informed that no Trustee or executive officer of the Trust intends to tender any Common Shares pursuant to the Offer.

     Except as set forth in this Section 10, based upon the Trust's records and upon information provided to the Trust by its Trustees, executive officers and affiliates (as such term is used in the Exchange Act), neither the Trust nor, to the best of the Trust's knowledge, any of the Trustees or executive officers of the Trust, nor any associates of any of the foregoing, has effected any transactions in the Common Shares during the sixty business day period prior to the date hereof.

     Except as set forth in this Offer to Purchase, neither the Trust nor, to the best of the Trust's knowledge, any of its affiliates, Trustees or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Trust (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

     The Trust is a party to a Hold Harmless Agreement with Morgan Stanley DW pursuant to which Morgan Stanley DW indemnifies the Trust from any loss it may suffer as a result of the use of Morgan Stanley DW to effect a tender or withdrawal of Common Shares on behalf of its customers.

     The Trust and the Depositary have entered into a Depositary Agreement dated as of May 7, 2004, pursuant to which the Depositary will perform services for the Trust in connection with the tender and withdrawal of Common Shares pursuant to the Offer.

     The Trust currently is a party to an Investment Advisory Agreement with the Advisor pursuant to which the Trust accrues daily and pays monthly to the Advisor an investment advisory fee equal to 0.90% of the average daily net assets of the Trust up to $500 million; 0.85% of the portion of average daily net assets over $500 million but not exceeding $1.5 billion; 0.825% of the portion of the average daily net assets over $1.5 billion but not exceeding $2.5 billion; 0.80% of the portion of the average daily net assets over $2.5 billion but not exceeding $3 billion; and 0.775% of the portion of the average daily net assets over $3 billion. The Trust also is a party to an Administration Agreement with Morgan Stanley Services Company Inc., a wholly-owned subsidiary of the Advisor (the "Administrator") and a Distribution Agreement with the Distributor. Under the Administration Agreement, the Trust pays the Administrator a monthly fee at the annualized rate of 0.25% of the Trust's average daily net assets. Under the Distribution Agreement, the Trust offers and sells its Common Shares to the public on a continuous basis through the Distributor as principal underwriter.

     11. CERTAIN EFFECTS OF THE OFFER. The purchase of Common Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Trust of shareholders who do not tender their Common Shares. If you retain your Common Shares you will be subject to any increased risks that may result from the reduction in the Trust's aggregate assets resulting from payment for the tendered Common Shares (e.g., greater volatility due to decreased diversification and higher expenses). However, the Trust believes that since the Trust is engaged in a continuous offering of the Common Shares, those risks would be reduced to the extent new Common Shares of the Trust are sold. All Common Shares purchased by the Trust pursuant to the Offer will be held in treasury pending disposition.

     12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Trust of purchasing 50,000,000 Common Shares pursuant to the Offer will be approximately $447,500,000 (assuming a NAV of $8.95 per Common Share on the Expiration Date) plus the expenses incurred by the Trust in connection with the Offer. The Trust anticipates that the Purchase Price for any Common Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common Shares of the Trust and specified pay-downs from the participation interests in senior corporate loans, which it has acquired, and then from the proceeds from the sale of cash equivalents held by the Trust. Although the Trust is authorized to borrow money to finance the repurchase of Common Shares, the Trustees believe that the Trust has sufficient liquidity to purchase the Common Shares tendered pursuant to the Offer without utilizing such borrowing. However, if, in the judgment of the Trustees, there is not sufficient liquidity of the assets of the Trust to pay for tendered Common Shares, the Trust may terminate the Offer. See Section 6.

     13. CERTAIN INFORMATION ABOUT THE TRUST. The Trust was organized as a Massachusetts business trust, under the name "Allstate Prime Income Trust," on August 17, 1989 and is a non-diversified, closed-end management investment company under the Investment Company Act of 1940. The name was changed to "Prime Income Trust" effective March 1, 1993; then to "Morgan Stanley Dean Witter Prime Income Trust," effective June 22, 1998; and then to "Morgan Stanley Prime Income Trust," effective June 18, 2001. The Trust seeks a high level of current income consistent with the preservation of capital by investing in a professionally managed portfolio of interests in floating or variable rate senior loans ("Senior Loans") to corporations, partnerships and other entities ("Borrowers"). Senior Loans may take the form of syndicated loans or of debt obligations of Borrowers issued directly to investors in the form of debt securities ("Senior Notes"). Although the Trust's NAV will vary, the Trust's policy of acquiring interests in floating or variable rate Senior Loans is expected to minimize fluctuations in the Trust's NAV as a result of changes in interest rates. Senior Loans in which the Trust invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally the prime rate offered by a major U.S. bank ("Prime Rate"), the London Inter-Bank Offered Rate ("LIBOR"), the certificate of deposit rate or other base lending rates used by commercial lenders. The Trust seeks to achieve over time an effective yield that will exceed money market rates and will track the movements in the published Prime Rate of major U.S. banks, although it may not equal the Prime Rate. The Senior Loans in the Trust's portfolio at all times have a dollar-weighted average maturity until next interest rate redetermination of 90 days or less. As a result, as short-term interest rates increase, the interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, the interest payable to the Trust on its investments in Senior Loans should decrease. The amount of time required to pass before the Trust realizes the effects of changing short-term market interest rates on its portfolio varies with the dollar-weighted average maturity until next interest rate redetermination on securities in the Trust's portfolio.

     The Trust has registered as a "non-diversified" investment company so that, subject to its investment restrictions, it is able to invest more than 5% of the value of its assets in the obligations of any single issuer, including Senior Loans of a single Borrower or participations in Senior Loans purchased from a single-lender or selling participant. However, the Trust does not intend to invest more than 10% of the value of its total assets in interests in Senior Loans of a single Borrower. To the extent the Trust invests its assets in obligations of a more limited number of issuers than a diversified investment company, the Trust will be more susceptible than a more widely diversified investment company to any single corporate, economic, political or regulatory occurrence.

     The principal executive offices of the Trust are located at 1221 Avenue of the Americas, New York, New York 10020.

     Reference is hereby made to Section 9 of this Offer to Purchase and the financial statements attached hereto, which are incorporated herein by reference.

     14. ADDITIONAL INFORMATION. The Trust has filed a statement on Form TO with the Securities and Exchange Commission (the "SEC"), which includes certain additional information relating to the Offer. Such information is available on the EDGAR Database on the SEC's Internet site (www.sec.gov) and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, DC
20549-0102.

     15. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of a sale of Common Shares pursuant to the Offer. Shareholders should consult their own tax advisers regarding the tax consequences of a sale of Common Shares pursuant to the Offer, as well as the effects of state, local and foreign tax laws. See also "Federal Income Tax Withholding," supra.

     The sale of Common Shares pursuant to the Offer will be a taxable transaction for Federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Common Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash: (a) results in a "complete termination" of the shareholder's interest in the Trust, (b) is "substantially disproportionate" with respect to the shareholder or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a shareholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the tax basis of the Common Shares sold. If such Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss. Under legislation enacted in 2003 (the "2003 Tax Act"), the maximum capital gain rate applicable to individual shareholders has been reduced, generally, to 15%. The ability to deduct capital losses may be limited.

     If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a shareholder who sells Common Shares pursuant to the Offer will be taxable to the shareholder as a "dividend" to the extent of such shareholder's allocable share of the Trust's current or accumulated earnings or profits, and the excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the shareholder's tax basis in the Common Shares sold pursuant to the Offer) and any amounts in excess of the shareholder's tax basis would constitute taxable gain. If the amounts received by a tendering Shareholder are treated as a "dividend," the tax basis in the Common Shares tendered to the Trust will be transferred to any remaining Common Shares held by such shareholder. In addition, if a tender of Common Shares is treated as a "dividend" to a tendering shareholder, the Internal Revenue Service may take the position that a constructive distribution under Section 305(c) of the Code may result to a shareholder whose proportionate interest in the earnings and assets of the Trust has been increased by such tender. The maximum tax rate for dividends on capital gains is the same for corporate stockholders. The maximum tax rate applicable to ordinary income dividends paid to individual shareholders currently exceeds the maximum tax rate applicable to capital gains. Under the 2003 Tax Act, "qualified dividend income" is taxed at rates applicable to long term capital gains.

     16. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Trust reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Trust so elects to extend the tender period, the NAV for the Common Shares tendered will be computed as of 4:00 P.M. New York City time on the Expiration Date, as extended. During any such extension, all Common Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Trust also reserves the right, at any time and from time to time up to and including the Expiration Date, to (a) terminate the Offer and not to purchase or pay for any Common Shares or, subject to applicable law, postpone payment for Common Shares upon the occurrence of any of the conditions specified in Section 6 and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 A.M. New York City time on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Common Shares tendered as of that date. Without limiting the manner in which the Trust may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law (including Rule 13e-4(e)(2)), the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement.

     If the Trust materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Trust will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Trust increases or decreases the price to be paid for Common Shares, or the Trust increases the number of Common Shares being sought by an amount exceeding 2% of the outstanding Common Shares, or the Trust decreases the number of Common Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

     17. MISCELLANEOUS. The Offer is not being made to, nor will the Trust accept tenders from, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Trust is not aware of any jurisdiction in which the making of the Offer or the tender of Common Shares would not be in compliance with the laws of such jurisdiction. However, the Trust reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Trust makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Trust believes that the exclusions of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Trust's behalf by Morgan Stanley DW.


                                    Morgan Stanley Prime Income Trust

May 19, 2004

MORGAN STANLEY PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS - MARCH 31, 2004 (UNAUDITED)

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE         VALUE
--------------------------------------------------------------------------------------------------------------
            Senior Collateralized Term Loans (a) (87.8%)
            ADVERTISING/MARKETING SERVICES (0.3%)
$    3,335  Adams Outdoor Advertising Ltd.                               4.37%      02/08/08  $      3,342,318
                                                                                              ----------------
            AEROSPACE & DEFENSE (1.4%)
     4,000  ARINC, Inc.                                                  3.36       03/10/11         4,047,520
     4,551  DRS Technologies, Inc.                                   2.86 - 4.50    11/04/10         4,596,784
     1,995  ILC Industries, Inc.                                         4.11       08/05/10         2,029,912
     5,473  TD Funding Corp.                                             6.00       07/22/10         5,528,922
                                                                                              ----------------
                                                                                                    16,203,138
                                                                                              ----------------
            AIRLINES (0.2%)
     2,754  United Airlines, Inc.                                        9.50       07/01/04         2,768,876
                                                                                              ----------------
            AUTO PARTS: O.E.M. (1.8%)
     5,645  Amcan Consolidated Technologies Corp. (Canada)               5.125      03/28/07         4,826,346
    11,887  Federal-Mogul Corp. (Revolver)                               2.84       09/30/04        10,614,070
     5,406  Polypore, Inc.                                               5.375      12/31/06         5,457,952
                                                                                              ----------------
                                                                                                    20,898,368
                                                                                              ----------------
            AUTOMOTIVE AFTERMARKET (1.1%)
     8,000  Goodyear Tire & Rubber Co. (The)                             5.13       03/31/06         8,035,040
     4,852  Safelite Glass Corp.                                     4.59 - 5.09    09/30/07         4,789,049
                                                                                              ----------------
                                                                                                    12,824,089
                                                                                              ----------------
            BEVERAGES: ALCOHOLIC (0.2%)
     2,500  Constellation Brands, Inc.                               3.188 - 3.25   11/30/08         2,536,825
                                                                                              ----------------
            BROADCAST/MEDIA (1.3%)
    14,500  Susquehanna Media Co.                                        3.15       03/31/12        14,676,755
                                                                                              ----------------
            BROADCASTING (0.2%)
     2,000  Cebridge Connections, Inc.                               4.346 - 4.42   02/23/09         2,007,500
                                                                                              ----------------
            BUILDING PRODUCTS (0.3%)
     3,850  Interline Brands, Inc.                                       4.61       11/30/09         3,871,637
                                                                                              ----------------
            CABLE/SATELLITE TV (6.7%)
     4,000  Century Cable Holdings, LLC                                  6.00       06/30/09         3,833,760
    25,000  Century Cable Holdings, LLC                                  6.00       12/31/09        23,712,500
     4,000  Charter Communications Operating, LLC                        3.41       09/18/07         3,984,160
    14,312  Charter Communications Operating, LLC                        3.87       03/18/08        12,273,990
    11,297  Charter Communications Operating, LLC                        3.87       09/18/08        11,250,878
    10,375  DirectTV Holdings, LLC                                   3.36 - 3.45    03/06/10        10,510,078
       860  Falcon Cable Communications, LLC (Revolver)              2.85 - 2.91    06/29/07           853,253
     1,995  Insight Midwest Holdings, LLC                           3.875 - 3.938   12/31/09         2,009,125

                        SEE NOTES TO FINANCIAL STATEMENTS

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE         VALUE
--------------------------------------------------------------------------------------------------------------
$    5,000  Olympus Cable Holdings, LLC                                  5.25%      06/30/10  $      4,717,700
     5,000  Olympus Cable Holdings, LLC                                  6.00       09/30/10         4,768,750
                                                                                              ----------------
                                                                                                    77,914,194
                                                                                              ----------------
            CASINO/GAMING (2.5%)
       500  Aladdin Gaming, LLC (c)                                      6.50       02/25/05           468,750
       928  Aladdin Gaming, LLC (c)                                      8.75       08/26/06           870,359
     2,072  Aladdin Gaming, LLC (c)                                      9.00       02/26/08         1,942,141
    12,800  Alliance Gaming Corp.                                        3.788      09/04/09        12,956,032
     2,000  Global Cash Access, LLC                                      3.84       03/10/10         2,031,240
     7,929  Mandalay Resort Group                                        4.61       06/30/08         7,950,897
     3,160  Penn National Gaming, Inc.                               3.59 - 3.61    09/01/07         3,202,357
                                                                                              ----------------
                                                                                                    29,421,776
                                                                                              ----------------
            CELLULAR TELEPHONE (1.0%)
     5,970  Crown Castle Operating Co.                                   4.61       09/30/10         6,072,147
     4,975  Dobson Cellular Systems, Inc.                            4.37 - 4.38    03/31/10         4,976,045
                                                                                              ----------------
                                                                                                    11,048,192
                                                                                              ----------------
            CHEMICALS: MAJOR DIVERSIFIED (1.3%)
    15,732  Huntsman Company LLC                                    5.938 - 9.375   03/31/07        15,235,183
                                                                                              ----------------
            CHEMICALS: SPECIALTY (4.4%)
     5,000  Acquisition Partner II, GMBH & Co. (Germany)                 3.881      12/09/11         5,060,950
     4,295  CP Kelco U.S., Inc.                                      5.11 - 5.16    03/31/08         4,352,857
     1,400  CP Kelco U.S., Inc.                                          5.41       09/30/08         1,418,488
     8,349  Huntsman International, LLC                             5.375 - 5.438   06/30/07         8,453,853
     8,349  Huntsman International, LLC                                  5.625      06/30/08         8,449,196
     9,705  ISP Chemco, Inc.                                             4.125      06/27/08         9,764,750
     6,981  Kraton Polymers LLC                                          3.75       12/23/10         7,104,181
     5,777  Nalco Company                                                3.59       11/04/10         5,834,180
                                                                                              ----------------
                                                                                                    50,438,455
                                                                                              ----------------
            CONSTRUCTION MATERIALS (0.4%)
     5,000  Builders Firstsource, Inc.                                   4.34       02/25/10         5,064,050
                                                                                              ----------------
            CONSUMER SUNDRIES (1.2%)
     4,345  Amscan Holdings, Inc.                                    6.50 - 7.50    06/15/07         4,399,134
     3,791  Jostens, Inc.                                                3.72       07/29/10         3,836,596
     3,435  Targus Group International, Inc.                             6.50       08/31/06         3,374,584
     2,756  World Kitchen, Inc.                                     4.625 - 4.688   03/31/08         2,601,363
                                                                                              ----------------
                                                                                                    14,211,677
                                                                                              ----------------

                        SEE NOTES TO FINANCIAL STATEMENTS

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE         VALUE
--------------------------------------------------------------------------------------------------------------
            CONSUMER/BUSINESS SERVICES (0.8%)
$    1,748  Alderwoods Group, Inc.                                   3.86 - 5.75%   09/29/08  $      1,773,941
     6,983  Buhrmann US, Inc.                                            3.86       12/31/10         7,083,746
                                                                                              ----------------
                                                                                                     8,857,687
                                                                                              ----------------
            CONTAINERS/PACKAGING (4.8%)
     5,903  American Bottling Company (The)                          3.59 - 3.65    12/19/10         6,009,767
     2,956  Consolidated Container Holdings, LLC                         5.375      06/30/07         2,889,291
    14,925  Graphic Packaging International Corp.                    3.92 - 3.93    08/08/10        15,147,382
     6,820  Impress Metal Packaging Holdings B.V. (Netherlands)          4.464      12/31/06         6,832,765
     9,035  Nexpak Corp. (c) (d)                                     7.625 - 7.875  06/21/04         1,806,897
     1,108  Nexpak Corp.                                                 12.00      06/21/04         1,107,532
     6,000  Owens Illinois General, Inc.                                 3.87       04/01/08         6,046,860
     4,000  Owens Illinois General, Inc.                                 3.92       04/01/07         4,031,240
     4,000  Solo Cup Co.                                             3.60 - 3.61    02/27/11         4,071,520
     2,985  Tekni-Plex, Inc.                                             5.125      06/21/08         3,002,703
     4,283  United Components, Inc.                                      3.84       06/30/10         4,342,229
                                                                                              ----------------
                                                                                                    55,288,186
                                                                                              ----------------
            DIVERSIFIED MANUFACTURING (1.2%)
     2,978  Amsted Industries, Inc.                                  5.09 - 5.12    10/15/10         2,998,581
     7,000  Dayco Products, LLC                                      4.35 - 4.354   05/31/07         7,043,750
     3,960  UNIFRAX Corp.                                                7.00       09/04/09         4,008,264
                                                                                              ----------------
                                                                                                    14,050,595
                                                                                              ----------------
            DRUGSTORE CHAINS (0.9%)
    10,000  Rite Aid Corp.                                           4.09 - 4.10    04/30/08        10,261,200
                                                                                              ----------------
            ELECTRIC UTILITIES (0.5%)
     5,000  Mission Energy Holdings International, Inc.                  7.00       12/11/06         5,046,900
                                                                                              ----------------
            ENGINEERING & CONSTRUCTION (0.2%)
     2,444  United Rentals, Inc.                                     3.38 - 3.44    02/14/11         2,471,944
                                                                                              ----------------
            ENTERTAINMENT & LEISURE (1.3%)
     3,000  New Jersey Basketball, LLC                                   4.375      07/16/04         3,007,500
     4,975  Rainbow Media Holdings LLC                                   3.38       03/31/09         5,040,254
     7,000  Vivendi Universal Entertainment, LLC                         3.84       09/30/08         7,057,960
                                                                                              ----------------
                                                                                                    15,105,714
                                                                                              ----------------
            ENVIRONMENTAL SERVICES (3.8%)
     9,311  Allied Waste North America, Inc.                         3.85 - 3.88    01/15/10         9,459,499
    10,000  Duratek, Inc.                                            5.11 - 5.15    12/19/09        10,012,500
     7,962  Environmental Systems Products Holdings, Inc.            5.59 - 5.62    12/12/08         8,017,251
     2,985  IESI Corp.                                               4.25 - 4.325   09/30/10         3,033,506

                        SEE NOTES TO FINANCIAL STATEMENTS

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE         VALUE
--------------------------------------------------------------------------------------------------------------
$   13,322  Laidlaw International, Inc.                                  5.50%      06/19/09  $     13,577,840
                                                                                              ----------------
                                                                                                    44,100,596
                                                                                              ----------------
            FINANCE - COMMERCIAL (0.3%)
     3,387  Outsourcing Solutions, Inc.                                  6.13       12/09/08         3,353,499
        76  Outsourcing Solutions, Inc. (Revolver)                       7.50       12/09/08            75,038
                                                                                              ----------------
                                                                                                     3,428,537
                                                                                              ----------------
            FINANCIAL PUBLISHING/SERVICES (1.3%)
    14,854  Merrill Communications, LLC                              5.84 - 7.50    11/23/07        14,873,026
                                                                                              ----------------
            FOOD DISTRIBUTORS (0.4%)
     2,072  Fleming Companies, Inc. (Revolver)                           4.375      06/18/07         2,060,256
     2,907  Fleming Companies, Inc.                                      4.375      06/18/08         2,895,987
                                                                                              ----------------
                                                                                                     4,956,243
                                                                                              ----------------
            FOOD: MAJOR DIVERSIFIED (1.6%)
     6,930  Burns Philp, Inc.                                            4.36       02/20/09         7,016,625
     3,473  Dole Food Co.                                            3.688 - 5.50   09/28/08         3,532,047
     4,963  DS Waters Enterprises, LP                                    3.938      11/07/09         4,953,171
     2,993  Michael Foods, Inc.                                      3.59 - 3.964   11/21/10         3,041,128
                                                                                              ----------------
                                                                                                    18,542,971
                                                                                              ----------------
            FOOD: SPECIALTY/CANDY (0.6%)
     2,320  NBTY, Inc.                                                   3.10       03/15/07         2,342,085
     4,655  Otis Spunkmeyer, Inc.                                        5.34       02/21/09         4,690,017
                                                                                              ----------------
                                                                                                     7,032,102
                                                                                              ----------------
            FOODS & BEVERAGES (3.6%)
     3,930  Atkins Nutritionals, Inc.                                    4.40       11/26/09         3,944,737
     5,970  B&G Foods, Inc.                                              4.52       08/31/09         6,017,282
     7,492  Birds Eye Foods, Inc.                                        3.84       06/30/08         7,578,727
     3,102  Del Monte Corp.                                          3.36 - 3.37    12/20/10         3,157,595
     3,352  Merisant Company                                             3.84       01/11/10         3,387,151
    17,000  Pinnacle Foods Holding Corp.                                 3.84       11/25/10        17,226,610
                                                                                              ----------------
                                                                                                    41,312,102
                                                                                              ----------------
            HEALTHCARE (0.5%)
     3,970  Concentra Operating Corp.                                4.88 - 4.97    06/30/09         4,023,754
     2,000  Multiplan, Inc.                                              3.86       03/04/09         2,025,000
                                                                                              ----------------
                                                                                                     6,048,754
                                                                                              ----------------
            HOME FURNISHINGS (0.3%)
     3,722  Tempur-Pedic, Inc.                                           4.61       06/30/09         3,754,441
                                                                                              ----------------

                        SEE NOTES TO FINANCIAL STATEMENTS

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE         VALUE
--------------------------------------------------------------------------------------------------------------
            HOSPITAL/NURSING MANAGEMENT (1.0%)
$    5,390  CHS/Community Health Systems, Inc.                           3.62%      07/16/10  $      5,489,350
     5,958  Triad Hospitals, Inc.                                        3.34       09/30/08         6,041,547
                                                                                              ----------------
                                                                                                    11,530,897
                                                                                              ----------------
            HOTELS/RESORTS/CRUISELINES (1.3%)
     9,905  Wyndham International, Inc.                                  5.875      06/30/06         9,593,479
     5,331  Wyndham International, Inc.                                  6.875      04/01/06         5,197,001
                                                                                              ----------------
                                                                                                    14,790,480
                                                                                              ----------------
            INDUSTRIAL MACHINERY (1.6%)
    11,071  Formica Corp.                                                5.59       04/30/06        10,932,883
     4,663  Meuller Group, Inc.                                      3.84 - 3.87    05/31/08         4,688,766
     2,602  Sensus Metering Systems Inc.                             4.09 - 4.17    12/17/10         2,619,532
       391  Sensus Metering Systems Inc. (Luxembourg)                4.09 - 4.17    12/17/10           392,928
                                                                                              ----------------
                                                                                                    18,634,109
                                                                                              ----------------
            INDUSTRIAL SPECIALTIES (2.4%)
     8,874  Jet Plastica Industries, Inc.                                5.75       02/28/05         8,075,659
     2,523  Jet Plastica Industries, Inc. (Revolver)                     5.75       02/28/05         2,296,116
     7,980  Metokote Corp.                                           4.36 - 4.42    08/13/10         8,054,852
     1,929  National Waterworks, Inc.                                    3.86       11/22/09         1,954,279
     6,927  Panolam Industries International, Inc. and
              Panolam Industries, Ltd. (Canada)                          5.438      11/24/06         6,926,790
                                                                                              ----------------
                                                                                                    27,307,696
                                                                                              ----------------
            LIFE/HEALTH INSURANCE (1.0%)
     9,063  Conseco, Inc.                                                7.25       09/10/09         9,093,008
     2,719  Conseco, Inc.                                                9.50       09/10/10         2,727,902
                                                                                              ----------------
                                                                                                    11,820,910
                                                                                              ----------------
            MEDICAL SPECIALTIES (0.8%)
     3,413  Colgate Medical Ltd. (United Kingdom)                    3.84 - 3.86    12/30/08         3,458,361
     3,444  CONMED Corp.                                                 3.34       12/15/09         3,487,214
     2,239  Hanger Orthopedic Group, Inc.                                3.86       06/30/09         2,269,533
                                                                                              ----------------
                                                                                                     9,215,108
                                                                                              ----------------
            MEDICAL/NURSING SERVICES (0.5%)
     5,222  Ameripath, Inc.                                              4.09       03/27/10         5,274,444
                                                                                              ----------------
            MISCELLANEOUS (0.2%)
     2,000  True Temper Sports, Inc.                                     5.50       03/15/11         2,020,000
                                                                                              ----------------
            MISCELLANEOUS COMMERCIAL SERVICES (0.2%)
     1,881  Central Parking Corp.                                        4.61       03/31/10         1,899,377
                                                                                              ----------------

                        SEE NOTES TO FINANCIAL STATEMENTS

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE         VALUE
--------------------------------------------------------------------------------------------------------------
            MISCELLANEOUS MANUFACTURING (0.4%)
$    4,500  Citation Corp. (d)                                          5.875%      12/01/07  $      4,027,380
                                                                                              ----------------
            MOVIES/ENTERTAINMENT (0.4%)
     4,326  Regal Cinemas Corp.                                          3.625      06/30/09         4,391,775
                                                                                              ----------------
            OFFICE EQUIPMENT/SUPPLIES (0.6%)
     6,451  Global Imaging Systems, Inc.                             3.59 - 3.63    06/25/09         6,548,019
                                                                                              ----------------
            OIL & GAS PIPELINES (0.9%)
     5,000  Citgo Petroleum Corp.                                        8.25       02/27/06         5,200,000
     4,500  LA Grange Acquisition, LP                                    4.09       01/18/08         4,500,000
                                                                                              ----------------
                                                                                                     9,700,000
                                                                                              ----------------
            OIL REFINING/MARKETING (0.3%)
     2,978  Tesoro Petroleum Corp.                                   6.61 - 6.62    04/15/08         3,073,197
                                                                                              ----------------
            OILFIELD SERVICES/EQUIPMENT (0.5%)
     5,646  US Synthetic Corp.                                           4.61       05/31/05         5,391,862
                                                                                              ----------------
            OTHER CONSUMER SPECIALTIES (0.5%)
     1,985  Central Garden & Pet Co.                                     3.34       05/14/09         1,998,657
     3,697  Rayovac Corp.                                            3.59 - 3.63    09/30/09         3,733,878
                                                                                              ----------------
                                                                                                     5,732,535
                                                                                              ----------------
            OTHER METALS/MINERALS (1.0%)
     7,310  CII Carbon, Inc.                                             4.213      06/25/08         7,108,725
     4,873  IMC Global, Inc.                                             5.125      11/17/06         4,895,701
                                                                                              ----------------
                                                                                                    12,004,426
                                                                                              ----------------
            PHARMACEUTICALS: OTHER (1.0%)
     1,923  aaiPharma Inc.                                           4.34 - 4.53    11/26/09         1,859,574
     9,716  MCC Merger Sub Corp.                                         6.38       09/30/08         9,776,558
                                                                                              ----------------
                                                                                                    11,636,132
                                                                                              ----------------
            PRINTING/PUBLISHING (2.2%)
     4,780  Day International Group, Inc.                            5.59 - 5.61    09/16/09         4,817,642
     1,751  Dex Media East LLC                                       3.34 - 3.48    11/08/08         1,777,620
     2,659  Dex Media East LLC                                       3.59 - 3.63    05/08/09         2,702,221
     9,296  Dex Media West LLC                                       3.84 - 3.99    03/09/10         9,461,490
     3,563  Kinetic Concepts, Inc.                                       3.36       08/11/10         3,607,127
     3,000  Transwestern Publishing Company, LLC                     3.313 - 5.00   02/25/11         3,028,740
                                                                                              ----------------
                                                                                                    25,394,840
                                                                                              ----------------
            PUBLISHING: BOOKS/MAGAZINES (3.5%)
       952  Advanstar Communications, Inc.                               5.59       10/11/07           957,143

                        SEE NOTES TO FINANCIAL STATEMENTS

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE         VALUE
--------------------------------------------------------------------------------------------------------------
$    8,298  American Media Operations, Inc.                          3.87 - 3.91%   04/01/07  $      8,435,215
     4,980  F&W Publications, Inc.                                       4.88       12/31/09         5,045,786
     6,581  Primedia, Inc.                                           3.875 - 3.938  06/30/09         6,542,862
     2,170  Readers Digest Association, Inc.                         4.188 - 4.25   05/20/08         2,187,967
     5,929  R.H. Donnelley, Inc.                                     3.36 - 3.39    06/30/10         6,028,920
    10,983  Ziff Davis Media, Inc.                                       5.87       03/31/07        10,923,871
                                                                                              ----------------
                                                                                                    40,121,764
                                                                                              ----------------
            PUBLISHING: NEWSPAPERS (1.0%)
    10,944  CanWest Media, Inc. (Canada)                                 3.872      05/15/09        11,080,385
                                                                                              ----------------
            PULP & PAPER (0.4%)
     4,299  Alabama River Newsprint Co.                             5.125 - 5.188   06/30/04         4,256,090
                                                                                              ----------------
            REAL ESTATE - INDUSTRIAL/OFFICE (0.2%)
     1,871  Corrections Corp. of America                             3.86 - 3.88    03/31/08         1,897,375
                                                                                              ----------------
            REAL ESTATE DEVELOPMENT (0.4%)
     5,000  Landsource Communities Development LLC                       3.625      03/31/10         5,084,400
                                                                                              ----------------
            RECREATIONAL PRODUCTS (0.2%)
     1,806  Aero Products International, Inc.                        5.61 - 7.50    12/19/08         1,745,166
                                                                                              ----------------
            RETAIL - SPECIALTY (2.6%)
       477  Advance Stores Co., Inc.                                     3.125      11/30/06           482,494
     3,835  Advance Stores Co., Inc.                                3.125 - 3.188   11/30/07         3,891,588
     2,449  Alimentation Couche-Tard Inc. (Canada)                       3.375      12/17/10         2,479,079
     8,978  General Nutritional Centers, Inc.                        4.17 - 6.00    12/05/09         9,044,831
     3,000  Nebraska Book Co.                                            5.75       03/04/11         3,045,000
    10,500  Pantry, Inc. (The)                                           3.84       03/12/11        10,650,990
                                                                                              ----------------
                                                                                                    29,593,982
                                                                                              ----------------
            SEMICONDUCTORS (1.3%)
     8,262  Semiconductor Components Industries, LLC                     4.375      08/04/07         8,319,051
     6,944  Viasystems, Inc.                                             6.47       09/30/08         7,015,336
                                                                                              ----------------
                                                                                                    15,334,387
                                                                                              ----------------
            SERVICES TO THE HEALTH INDUSTRY (1.1%)
     5,129  Alliance Imaging, Inc.                                  3.563 - 3.625   06/10/08         5,108,899
     3,157  FHC Health Systems, Inc.                                 7.25 - 9.25    12/18/09         3,151,214
     2,925  Insight Health Services Acquisition Corp.                    4.61       10/17/08         2,943,258
     1,000  Insight Health Services Acquisition Corp.                    4.84       10/17/08         1,001,250
                                                                                              ----------------
                                                                                                    12,204,621
                                                                                              ----------------
            SPECIALTY STORES (0.5%)
     5,165  TravelCenters of America, Inc.                           4.43 - 6.25    11/14/08         5,231,499
                                                                                              ----------------

                        SEE NOTES TO FINANCIAL STATEMENTS

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE         VALUE
--------------------------------------------------------------------------------------------------------------
            TELECOMMUNICATION EQUIPMENT (0.0%)
$    1,277  Channel Master, Inc. (c)                                     9.00%      11/15/04  $        357,545
        64  Channel Master, Inc. (Revolver) (c)                          9.00       11/15/04            17,947
                                                                                              ----------------
                                                                                                       375,492
                                                                                              ----------------
            TELECOMMUNICATIONS (2.5%)
     2,000  Atlantic Broadband Finance LLC                               4.37       09/01/11         2,025,620
     2,272  Davel Financing Co., LLC (b) (c) (d)                         10.00      12/31/05           504,134
     8,709  FairPoint Communications, Inc.                          5.688 - 5.813   03/31/07         8,752,914
     7,585  KMC Telecom, Inc.                                            6.61       06/30/10         4,930,360
     4,123  McleodUSA, Inc.                                          5.37 - 5.40    05/30/08         3,109,648
     4,842  SpectraSite Communications, Inc.                             3.49       12/31/07         4,906,123
     4,395  Telecommunications Services, Inc.                        4.62 - 4.74    12/31/06         4,439,431
                                                                                              ----------------
                                                                                                    28,668,230
                                                                                              ----------------
            TEXTILES (0.6%)
     6,727  Polymer Group, Inc.                                          12.00      12/31/06         6,751,978
                                                                                              ----------------
            TRANSPORTATION (2.2%)
     3,902  Pacer International, Inc.                               3.875 - 3.938   06/10/10         3,948,316
    11,204  Quality Distribution, Inc.                               4.09 - 4.12    11/13/09        11,323,421
     9,765  Sirva Worldwide, Inc.                                        3.60       12/01/10         9,837,941
                                                                                              ----------------
                                                                                                    25,109,678
                                                                                              ----------------
            UTILITIES (1.5%)
    10,000  Allegheny Energy Supply Co. LLC                              6.00       03/08/11        10,035,400
     2,730  Aquila, Inc.                                                 8.00       05/15/06         2,829,127
     4,029  Pike Electric, Inc.                                          4.375      04/18/10         4,066,563
                                                                                              ----------------
                                                                                                    16,931,090
                                                                                              ----------------
            WIRELESS TELECOMMUNICATIONS (7.5%)
    12,500  Centennial Cellular Operating Co.                        3.85 - 3.91    02/09/11        12,488,253
     4,000  Cricket Communications, Inc. (c)                             6.375      06/30/07         3,660,000
    10,000  Microcell Solutions, Inc. (Canada)                           7.50       03/17/11        10,081,200
    27,930  Nextel Finance Co.                                           3.375      12/15/10        28,248,123
    21,850  Nextel Partners Operating Corp.                              4.125      11/30/10        22,188,675
     2,000  Western Wireless Corp.                                       3.13       03/31/08         1,994,580
     7,863  Western Wireless Corp.                                   4.38 - 4.44    09/30/08         7,899,187
                                                                                              ----------------
     86143                                                                                          86,560,018
                                                                                              ----------------
            Total Senior Collateralized Term Loans
              (COST $1,022,730,735)                                                              1,018,933,373
                                                                                              ----------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 NUMBER OF
  SHARES                                                                     VALUE
--------------------------------------------------------------------------------------
              Common Stocks (e) (4.1%)

              APPAREL/FOOTWEAR (0.1%)
      61,460  London Fog Industries, Inc. (Restricted) (b)             $      1,137,010
                                                                       ----------------
              AUTOMOTIVE AFTERMARKET (0.1%)
     100,632  Safelite Glass Corp. (b)                                        1,055,630
       6,793  Safelite Realty Corp. (b)                                               0
                                                                       ----------------
                                                                              1,055,630
                                                                       ----------------
              COMPUTER SOFTWARE & SERVICES (0.0%)
     107,026  DecisionOne Corp. (b)                                                   0
                                                                       ----------------
              CONSUMER SUNDRIES (0.0%)
      52,654  World Kitchen, Inc. (b)                                                 0
                                                                       ----------------
              ENGINEERING & CONSTRUCTION (1.4%)
     421,400  Washington Group International, Inc.                           15,427,456
                                                                       ----------------
              ENVIRONMENTAL SERVICES (0.0%)
      19,446  Environmental Systems Products Holdings, Inc. (b)                       0
                                                                       ----------------
              FINANCE - COMMERCIAL (0.2%)
      74,371  Outsourcing Solutions Inc.                                      2,565,791
                                                                       ----------------
              FOREST PRODUCTS (0.2%)
     250,289  Tembec, Inc. (Canada)                                           1,999,717
                                                                       ----------------
              HOSPITAL/NURSING MANAGEMENT (0.2% )
      92,770  Genesis Healthcare Corp.                                        2,258,937
                                                                       ----------------
              MANAGED HEALTH CARE (0.0% )
     517,459  Interim Healthcare, Inc. (b)                                            0
                                                                       ----------------
              MEDICAL SPECIALTIES (1.1%)
     288,565  Dade Behring Holdings, Inc.                                    12,835,371
                                                                       ----------------
              MEDICAL/NURSING SERVICES (0.7%)
     370,296  NeighborCare, Inc.                                              8,979,678
                                                                       ----------------
              SPECIALTY TELECOMMUNICATIONS (0.0%)
  11,826,532  Davel Communications, Inc.                                        189,225
                                                                       ----------------
              TELECOMMUNICATIONS (0.1%)
  11,689,637  KMC Telecom, Inc. (b)                                                   0
          93  Teligent, Inc. (b)                                                499,875
                                                                       ----------------
                                                                                499,875
                                                                       ----------------
              Total Common Stocks
                (COST $28,018,383)                                           46,948,690
                                                                       ----------------

                        SEE NOTES TO FINANCIAL STATEMENTS

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE         VALUE
--------------------------------------------------------------------------------------------------------------
            Senior Notes (1.4%)
            MEDICAL SPECIALTIES (0.4%)
$    4,755  Dade Behring, Inc.                                           11.91%     10/03/10  $      5,301,809
                                                                                              ----------------
            MEDICAL/NURSING SERVICES (0.6%)
     8,337  American HomePatient, Inc. (Secured)                         6.785      07/01/09         6,586,532
       378  American HomePatient, Inc. (Unsecured)                       8.57       07/01/09           298,580
                                                                                              ----------------
                                                                                                     6,885,112
                                                                                              ----------------
            TELECOMMUNICATIONS (0.4%)
     4,590  KMC Telecom, Inc. (d)                                        7.38       06/30/11         2,983,266
     1,998  KMC Telecom, Inc. (d)                                        7.63       06/30/11         1,299,286
                                                                                              ----------------
                                                                                                     4,282,552
                                                                                              ----------------
            Total Senior Notes
              (COST $16,036,020)                                                                    16,469,473
                                                                                              ----------------

NUMBER OF
 SHARES
---------
            Non-Convertible Preferred Stocks (e) (1.2%)
            Wireless Telecommunications
  739,735   Microcell Telecommunications Inc. (Canada)
              (COST $7,219,814)                                                                     14,362,522
                                                                                              ----------------

NUMBER OF                                                                          EXPIRATION
WARRANTS                                                                              DATE
---------                                                                          ----------
            Warrants (b) (e) (0.0%)
            AUTOMOTIVE AFTERMARKET
    24,761  Exide Corp. (COST $248)                                                 03/18/06            55,712
                                                                                              ----------------

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE
---------                                                               ------      --------
            Short-Term Investments (5.3%)
            Commercial Paper (f) (g) (1.8%)
            FINANCE - CONSUMER
$   21,000  American Express Corp.
              (COST $20,997,083)                                         1.00%      04/06/04        20,997,083
                                                                                              ----------------

                        SEE NOTES TO FINANCIAL STATEMENTS

PRINCIPAL
AMOUNT IN                                                               COUPON      MATURITY
THOUSANDS                                                                RATE         DATE         VALUE
--------------------------------------------------------------------------------------------------------------
            Repurchase Agreements (3.5%)
$   20,000  Joint Repurchase Agreement
              (dated 03/31/04; proceeds $20,000,586) (h)
              (COST $20,000,000)                                        1.055%      04/01/04  $     20,000,000
                                                                                              ----------------
   20,064   The Bank of New York (dated 03/31/04; proceeds
              $20,064,460) (i)
              (COST $20,063,937)                                         0.937      04/01/04        20,063,937
                                                                                              ----------------
            Total Repurchase Agreements
              (COST $40,063,937)                                                                    40,063,937
                                                                                              ----------------
            Total Short -Term Investments
              (COST $61,061,020)                                                                    61,061,020
                                                                                              ----------------
            Total Investments
              (COST $1,135,066,220) (j)                                               99.8%      1,157,830,790
            Other Assets in Excess of Liabilities                                      0.2           2,034,682
                                                                                     -----    ----------------
            Net Assets                                                               100.0%   $  1,159,865,472
                                                                                     =====    ================

----------
    (a) FLOATING RATE SECURITIES. INTEREST RATES SHOWN ARE THOSE IN EFFECT AT MARCH 31, 2004.
    (b) VALUED USING FAIR VALUE PROCEDURES - TOTAL AGGREGATE VALUE IS
        $3,252,363.
    (c) NON-INCOME PRODUCING SECURITY; LOAN OR NOTE IN DEFAULT.
    (d) PAYMENT-IN-KIND SECURITY.
    (e) NON-INCOME PRODUCING SECURITIES.
    (f) PURCHASED ON A DISCOUNT BASIS. THE INTEREST RATE SHOWN HAS BEEN ADJUSTED TO REFLECT A MONEY MARKET EQUIVALENT YIELD.
    (g) THIS SECURITY HAS BEEN PHYSICALLY SEGREGATED IN CONNECTION WITH UNFUNDED LOAN COMMITMENTS.
    (h) COLLATERALIZED BY FEDERAL AGENCY AND U.S. TREASURY OBLIGATIONS.
    (i) COLLATERALIZED BY FEDERAL NATIONAL MORTGAGE ASSOC. 0.938% DUE 04/01/04 VALUED AT $20,465,216.
    (j) THE AGGREGATE COST FOR FEDERAL INCOME TAX PURPOSES APPROXIMATES THE AGGREGATE COST FOR BOOK PURPOSES. THE AGGREGATE GROSS UNREALIZED APPRECIATION IS $47,972,764 AND THE AGGREGATE GROSS UNREALIZED DEPRECIATION IS $25,208,196, RESULTING IN NET UNREALIZED APPRECIATION OF $22,764,568.

                        SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY PRIME INCOME TRUST
FINANCIAL STATEMENTS

Statement of Assets and Liabilities
MARCH 31, 2004 (UNAUDITED)

Assets:
Investments in securities, at value (cost $1,135,066,220)                            $  1,157,830,790
Cash                                                                                          486,900
Receivable for:
  Investments sold                                                                          8,062,608
  Interest                                                                                  3,431,851
  Shares of beneficial interest sold                                                          939,468
Prepaid expenses and other assets                                                             643,063
                                                                                     ----------------
    Total Assets                                                                        1,171,394,680
                                                                                     ----------------
Liabilities:
Payable for:
  Investments purchased                                                                     8,822,276
  Investment advisory fee                                                                     936,860
  Dividends to shareholders                                                                   275,416
  Administration fee                                                                          268,917
Accrued expenses and other payables                                                           651,624
Deferred loan fees                                                                            574,115
Commitments and contingencies (Notes 6 & 8)                                                        --
                                                                                     ----------------
    Total Liabilities                                                                      11,529,208
                                                                                     ----------------
    Net Assets                                                                       $  1,159,865,472
                                                                                     ================
Composition of Net Assets:
Paid-in-capital                                                                      $  1,540,898,186
Net unrealized appreciation                                                                22,764,568
Accumulated undistributed net investment income                                             5,368,477
Accumulated net realized loss                                                            (409,165,759)
                                                                                     ----------------
    Net Assets                                                                       $  1,159,865,472
                                                                                     ================
    Net Asset Value Per Share,
    129,370,958 shares outstanding (UNLIMITED SHARES AUTHORIZED OF $.01 PAR VALUE)   $           8.97
                                                                                     ================

                        SEE NOTES TO FINANCIAL STATEMENTS

Statement of Operations
FOR THE SIX MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

Net Investment Income:
Income
Interest                                                                             $     27,174,859
Amendment and other loan fees                                                               3,502,833
                                                                                     ----------------
    Total Income                                                                           30,677,692
                                                                                     ----------------
Expenses
Investment management fee                                                                   5,189,851
Administration fee                                                                          1,489,662
Professional fees                                                                             430,381
Transfer agent fees and expenses                                                              361,280
Shareholder reports and notices                                                               167,630
Registration fees                                                                              78,940
Custodian fees                                                                                 21,329
Trustees' fees and expenses                                                                    10,297
Other                                                                                          82,822
                                                                                     ----------------
    Total Expenses                                                                          7,832,192
Less: expense offset                                                                          (20,532)
                                                                                     ----------------
    Net Expenses                                                                            7,811,660
                                                                                     ----------------
    Net Investment Income                                                                  22,866,032
                                                                                     ----------------

Net Realized and Unrealized Gain (Loss):
Net realized loss                                                                         (13,203,491)
Net change in unrealized depreciation                                                      68,953,123
                                                                                     ----------------
    Net Gain                                                                               55,749,632
                                                                                     ----------------
Net Increase                                                                         $     78,615,664
                                                                                     ================

                        SEE NOTES TO FINANCIAL STATEMENTS

Statement of Changes in Net Assets

                                                                     FOR THE SIX           FOR THE YEAR
                                                                     MONTHS ENDED             ENDED
                                                                    MARCH 31, 2004      SEPTEMBER 30, 2003
                                                                  ------------------    ------------------
                                                                     (UNAUDITED)
Increase (Decrease) in Net Assets:
Operations:
Net investment income                                             $       22,866,032    $       55,387,028
Net realized loss                                                        (13,203,491)         (128,972,913)
Net change in unrealized depreciation                                     68,953,123           215,489,199
                                                                  ------------------    ------------------

    Net Increase                                                          78,615,664           141,903,314

Dividends to shareholders from net investment income                     (27,626,672)          (57,986,988)

Net decrease from transactions in shares of beneficial interest          (56,936,220)         (296,593,267)
                                                                  ------------------    ------------------

    Net Decrease                                                          (5,947,228)         (212,676,941)

Net Assets:
Beginning of period                                                    1,165,812,700         1,378,489,641
                                                                  ------------------    ------------------

End of Period
  (INCLUDING ACCUMULATED UNDISTRIBUTED NET INVESTMENT INCOME OF
  $5,368,477 AND $10,129,117, RESPECTIVELY)                       $    1,159,865,472    $    1,165,812,700
                                                                  ==================    ==================

                        SEE NOTES TO FINANCIAL STATEMENTS

Statement of Cash Flows
FOR THE SIX MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

Increase (Decrease) in Cash:
Cash Flows Provided by Operating Activities:
Net increase in net assets from operations                                           $     78,615,664
Adjustments to reconcile net increase in net assets from operations to net cash provided by operating activities:
  Purchases of investments                                                               (490,682,597)
  Principal repayments/sales of investments                                               583,438,930
  Net purchases of short-term investments                                                 (32,898,004)
  Decrease in receivables and other assets related to operations                            1,104,993
  Decrease in payables related to operations                                                 (138,384)
  Net loan fees received                                                                    2,188,167
  Amortization of loan fees                                                                (3,412,308)
  Accretion of discounts                                                                    1,097,528
  Net realized loss on investments                                                         13,203,491
  Net unrealized depreciation on investments                                              (68,953,123)
                                                                                     ----------------

    Net Cash Provided By Operating Activites                                               83,564,357
                                                                                     ----------------

Cash Flows Used for Financing Activities:
Shares of beneficial interest sold                                                         47,208,170
Shares tendered                                                                          (116,413,014)
Dividends from net investment income (net of reinvested dividends of $11,782,969)         (16,389,387)
                                                                                     ----------------

    Net Cash Used for Financing Activities                                                (85,594,231)
                                                                                     ----------------

Net Decrease in Cash                                                                       (2,029,874)
                                                                                     ----------------

Cash Balance at Beginning of Period                                                         2,516,774
                                                                                     ----------------

Cash Balance at End of Period                                                        $        486,900
                                                                                     ================

                        SEE NOTES TO FINANCIAL STATEMENTS

Morgan Stanley Prime Income Trust
NOTES TO FINANCIAL STATEMENTS - MARCH 31, 2004 (UNAUDITED)

1. Organization and Accounting Policies
Morgan Stanley Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The following is a summary of significant accounting policies:

A. Valuation of Investments -- (1) Certain senior collateralized loans ("Senior Loans") are valued based on quotations received from an independent pricing service; (2) Senior Loans for which quotations are unavailable are valued based on prices received from an independent pricing service that are calculated pursuant to a derived pricing methodology. The derived pricing methodology calculates a price for a Senior Loan by incorporating certain market information, including a Senior Loan's credit rating and interest rate, and comparing such information to Senior Loans in similar industries for which market information is available; (3) all other Senior Loans are valued at their fair value in accordance with procedures established in good faith by the Trustees; (4) an equity portfolio security listed or traded on the New York or American Stock Exchange or other exchange is valued at its latest sale price prior to the time when assets are valued; if there were no sales that day, the security is valued at the mean between the last reported bid and asked price;
(5) an equity portfolio security listed or traded on the Nasdaq is valued at the Nasdaq Official Closing Price; if there were no sales that day, the security is valued at the mean between the last reported bid and asked price; (6) all other portfolio securities for which over-the-counter market quotations are readily available are valued at the mean between the last reported bid and asked price. In cases where a security is traded on more than one exchange, the security is valued on the exchange designated as the primary market; (7) when market quotations are not readily available or Morgan Stanley Investment Advisors Inc. (the "Investment Advisor") determines that the latest sale price, the bid price or the mean between the last reported bid and asked price do not reflect a security's market value, portfolio securities are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trust's Trustees; and (8) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

B. Accounting for Investments -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Dividend income and other distributions are recorded on the ex-dividend date. Discounts are accreted and premiums are amortized over the life of the respective securities. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. Repurchase Agreements -- Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Fund, along with other affiliated entities managed by the Investment Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements and are collateralized by cash, U.S. Treasury or federal agency obligations. The Fund may also invest directly with institutions in repurchase agreements. The Fund's custodian receives the collateral, which is marked-to-market daily to determine that the value of the collateral does not decrease below the repurchase price plus accrued interest.

D. Senior Loans -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

E. Federal Income Tax Policy -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

F. Dividends and Distributions to Shareholders -- Dividends and distributions to shareholders are recorded on the ex-dividend date.

G. Use of Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

2. Investment Advisory/Administration Agreements
Pursuant to an Investment Advisory Agreement with the Investment Advisor, the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million; 0.85% to the portion of the daily net assets exceeding $500 million but not exceeding $1.5 billion; 0.825% to the portion of daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.80% to the portion of daily net assets exceeding $2.5 billion, but not exceeding $3 billion; and 0.775% to the portion of daily net assets in excess of $3 billion.

Pursuant to an Administration Agreement with Morgan Stanley Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

3. Security Transactions and Transactions with Affiliates
The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the six months ended March 31, 2004 aggregated $492,273,098 and $576,466,906, respectively.

Shares of the Trust are distributed by Morgan Stanley Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the six months ended March 31, 2004, the Investment Advisor has informed the Trust that it received $349,000 in early withdrawal charges.

Morgan Stanley Trust, an affiliate of the Investment Advisor, Administrator and Distributor, is the Trust's transfer agent. At March 31, 2004, the Trust had transfer agent fees and expenses payable of approximately $62,300.

The Trust has an unfunded noncontributory defined benefit pension plan covering certain independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on factors which include years of service and compensation. Aggregate pension costs for the six months ended March 31, 2004 included in Trustees' fees and expenses in the Statement of Operations amounted to $3,598. At March 31, 2004, the Trust had an accrued pension liability of $58,889 which is included in accrued expenses in the Statement of Assets and Liabilities.

On December 2, 2003, the Trustees voted to close the plan to new participants, eliminate the future benefits growth due to increases to compensation after July 31, 2003 and effective April 1, 2004, establish an unfunded deferred compensation plan which allows each independent Trustee to defer payment of all or a portion of the fees he receives for serving on the Board of Trustees throughout the year.

4. Shares of Beneficial Interest
Transactions in shares of beneficial interest were as follows:

                                                                   SHARES              AMOUNT
                                                              ----------------    ----------------
Balance, September 30, 2002                                        172,189,710    $  1,894,698,153
Shares sold                                                          5,244,992          43,629,928
Shares issued to shareholders for reinvestment of dividends          2,916,298          23,799,631
Shares tendered (four quarterly tender offers)                     (44,607,234)       (364,022,826)
Reclassification due to permanent book/tax differences                      --            (270,480)
                                                              ----------------    ----------------

Balance, September 30, 2003                                        135,743,766       1,597,834,406
Shares sold                                                          5,414,182          47,693,825
Shares issued to shareholders for reinvestment of dividends          1,336,532          11,782,969
Shares tendered (four quarterly tender offers)                     (13,123,522)       (116,413,014)
                                                              ----------------    ----------------
Balance, March 31, 2004                                            129,370,958    $  1,540,898,186
                                                              ================    ================

On April 21, 2004, the Trustees approved a tender offer to purchase up to 50 million shares of beneficial interest to commence on May 19, 2004.

5. Expense Offset
The expense offset represents a reduction of the custodian fees for earnings on cash balances maintained by the Trust.

6. Commitments and Contingencies
As of March 31, 2004, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                              UNFUNDED
BORROWER                                                     COMMITMENT
--------                                                  ----------------
Centennial Cellular Operating, Co.                        $      2,250,000
Channel Master, Inc.                                               241,391
Falcon Cable Communications LLC                                  5,140,298
Federal Mogul Corp.                                                613,080
FHC Health Systems, Inc.                                         2,142,857
Fleming Companies, Inc.                                          3,343,969
General Nutrition Centers, Inc.                                  3,000,000
Insight Health Care                                              1,000,000
Jet Plastica Industries                                            179,498
Nexpak Corp.                                                       845,435
Outsourcing Solutions, Inc.                                        104,524
United Rentals, Inc.                                               888,889
                                                          ----------------
                                                          $     19,749,941
                                                          ================

The total value of the security segregated for unfunded loan commitments was $20,997,083.

7. Federal Income Tax Status
The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for tax purposes are reported as distributions of paid-in-capital.

As of September 30, 2003, the Trust had a net capital loss carryforward of $279,190,693 of which $7,660,498 will expire on September 30, 2007, $5,233,092 will expire on September 30, 2009. $60,112,113 will expire on September 30, 2010 and $206,184,990 will expire on September 30, 2011 to offset future capital gains to the extent provided by regulations.

As of September 30, 2003, the Trust had temporary book/tax differences primarily attributable to post-October losses (capital losses incurred after October 31 within the taxable year which are deemed to arise on the first business day of the Fund's next taxable year), tax adjustments and book amortization of discounts on revolver loans and term loans held by the Trust and interest on loans in default.

8. Legal Matters
On November 14, 2001, an alleged class action lawsuit was filed on behalf of certain investors in Morgan Stanley Prime Income Trust alleging that, during the period from November 1, 1998 through April 26, 2001, the Trust, its investment advisor and a related entity, its administrator, certain of its officers, and certain of its Trustees violated certain provisions of the Securities Act of 1933 and common law by allegedly misstating the Trust's net asset value in its prospectus, registration statement and financial reports. On November 8, 2002, the court denied defendants' motion to dismiss the complaint. Each of the defendants believes the lawsuit to be without merit and intends to vigorously contest the action. No provision has been made in the Trust's financial statements for the effect, if any, of such matters.

The Investment Manager, certain affiliates of the Investment Manager, certain officers of such affiliates and certain investment companies advised by the Investment Manager or its affiliates, including the Trust, are named as defendants in a number of similar class action complaints which were recently consolidated. This consolidated action also names as defendants certain individual Trustees and Directors of the Morgan Stanley funds. The consolidated amended complaint generally alleges that defendants, including the Trust, violated their statutory disclosure obligations and fiduciary duties by failing properly to disclose (i) that the Investment Manager and certain affiliates of the Investment Manager allegedly offered economic incentives to brokers and others to recommend the funds advised by the Investment Manager or its affiliates to investors rather than funds managed by other companies, and (ii) that the funds advised by the Investment Manager or its affiliates, including the Trust, allegedly paid excessive commissions to brokers in return for their efforts to recommend these funds to investors. The complaint seeks, among other things, unspecified compensatory damages, rescissionary damages, fees and costs. The defendants intend to move to dismiss the action and otherwise vigorously to defend it. While the Trust believes that it has meritorious defenses, the ultimate outcome of this matter is not presently determinable at this early stage of the litigation, and no provision has been made in the Trust's financial statements for the effect, if any, of this matter.

MORGAN STANLEY PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                            FOR THE SIX                    FOR THE YEAR ENDED SEPTEMBER 30,
                                            MONTHS ENDED     ----------------------------------------------------------
                                           MARCH 31, 2004      2003           2002        2001        2000       1999
                                           --------------    -------        -------     -------     -------     -------
                                            (UNAUDITED)
Selected Per Share Data:
Net asset value, beginning of period          $  8.59        $  8.01        $  8.62     $  9.72     $  9.87     $  9.91
                                              -------        -------        -------     -------     -------     -------

Income (loss) from investment operations:

  Net investment income                          0.17           0.38           0.45        0.69        0.82        0.70
  Net realized and unrealized gain (loss)        0.41           0.58          (0.64)      (1.11)      (0.16)      (0.05)
                                              -------        -------        -------     -------     -------     -------

Total income (loss) from investment
 operations                                      0.58           0.96          (0.19)      (0.42)       0.66        0.65
                                              -------        -------        -------     -------     -------     -------

Less dividends from net investment
 income                                         (0.20)         (0.38)         (0.42)      (0.68)      (0.81)      (0.69)
                                              -------        -------        -------     -------     -------     -------

Net asset value, end of period                $  8.97        $  8.59        $  8.01     $  8.62     $  9.72     $  9.87
                                              =======        =======        =======     =======     =======     =======

Total Return+                                    6.92%(2)      12.31%         (2.30)%     (4.54)%      6.87%       6.72%

Ratios to Average Net Assets:

Expenses                                         1.31%(3)       1.36%(1)       1.29%       1.20%       1.21%       1.22%
Net investment income                            3.84%(3)       4.45%          5.15%       7.53%       8.26%       7.02%

Supplemental Data:
Net assets, end of period, in millions        $ 1,160        $ 1,166        $ 1,378     $ 2,195     $ 2,884     $ 2,514
Portfolio turnover rate                            43%(2)         49%            27%         29%         45%         44%

----------
+ DOES NOT REFLECT THE DEDUCTION OF SALES CHARGE. CALCULATED BASED ON THE NET ASSET VALUE AS OF THE LAST BUSINESS DAY OF THE PERIOD. DIVIDENDS AND DISTRIBUTIONS ARE ASSUMED TO BE REINVESTED AT THE PRICES OBTAINED UNDER THE TRUST'S DIVIDEND REINVESTMENT PLAN.
(1) DOES NOT REFLECT THE EFFECT OF EXPENSE OFFSET OF 0.01%.
(2) NOT ANNUALIZED.
(3) ANNUALIZED.

                        SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS - SEPTEMBER 30, 2003

 PRINCIPAL
 AMOUNT IN                                                        COUPON      MATURITY
 THOUSANDS                                                         RATE         DATE           VALUE
----------------------------------------------------------------------------------------------------------
               Senior Collateralized Term Loans (a) (91.8%)
               ADVERTISING/MARKETING SERVICES (0.3%)
$      3,352   Adams Outdoor Advertising Ltd.                      4.58%        02/08/08   $     3,364,660
                                                                                           ---------------
               AEROSPACE & DEFENSE (2.3%)
       5,312   Alliant Techsystems, Inc.                       3.38 - 3.50      04/20/09         5,356,134
       6,390   DRS Technologies, Inc.                           4.14 - 4.23     09/30/08         6,430,002
       5,500   TD Funding Co.                                      4.13         07/22/10         5,561,875
       9,420   The Titan Corp.                                  4.37 - 6.00     06/30/09         9,446,325
                                                                                           ---------------
                                                                                                26,794,336
                                                                                           ---------------
               AUTO PARTS: O.E.M. (2.3%)
       5,660   Amcan Consolidated Technologies
                Corp. (Canada)                                     5.13         03/28/07         4,838,914
       5,447   Polypore, Inc.                                      5.38         12/31/06         5,498,332
       1,286   Tenneco, Inc.                                       5.14         11/04/07         1,294,848
       1,286   Tenneco, Inc.                                       5.39         05/04/08         1,294,848
       8,950   Transportation Technologies
                Industries, Inc.                                5.35 - 5.43     03/31/07         8,390,965
       5,000   United Components, Inc.                             4.38         06/30/10         5,044,800
                                                                                           ---------------
                                                                                                26,362,707
                                                                                           ---------------
               AUTOMOTIVE AFTERMARKET (0.6%)
       5,000   Goodyear Tire & Rubber Co. (The)                    5.11         03/31/06         5,034,400
       1,729   Safelite Glass Corp.                             4.62 - 5.12     09/30/07         1,702,907
                                                                                           ---------------
                                                                                                 6,737,307
                                                                                           ---------------
               BEVERAGES: ALCOHOLIC (0.3%)
       3,484   Constellation Brands, Inc.                          3.88         11/30/08         3,518,753
                                                                                           ---------------
               BEVERAGES: NON-ALCOHOLIC (0.4%)
       5,089   The American Bottling Co.                           4.09         10/07/07         5,097,391
                                                                                           ---------------
               BROADCAST/MEDIA (0.6%)
       7,381   Susquehanna Media Co.                            3.60 - 3.62     06/30/08         7,455,142
                                                                                           ---------------
               BUILDING PRODUCTS (0.3%)
       3,950   Interline Brands, Inc.                              5.64         11/30/09         3,969,750
                                                                                           ---------------
               CABLE/SATELLITE TV (7.6%)
       4,000   Century Cable Holdings, LLC                         6.00         06/30/09         3,470,720
      25,000   Century Cable Holdings, LLC                         6.00         12/31/09        21,237,500

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                        COUPON      MATURITY
 THOUSANDS                                                         RATE         DATE           VALUE
----------------------------------------------------------------------------------------------------------
$      2,000   Charter Communications Operating, LLC              3.36 %        09/18/07   $     1,870,500
      13,855   Charter Communications Operating, LLC               3.85         09/18/08        13,084,336
      10,375   Charter Communications Operating, LLC               3.86         03/18/08         9,851,275
       3,493   Classic Cable, Inc.                                 5.13         01/15/08         3,318,179
       4,790   Classic Cable, Inc.                                  7.50        01/15/09         4,550,369
      10,480   DirectTV Holdings, LLC                           3.99 - 4.02     03/06/10        10,535,020
       5,194   Falcon Cable Communications, LLC (Revolver)      2.86 - 2.87     06/29/07         4,674,627
       4,500   Insight Midwest Holdings, LLC                       3.94         12/31/09         4,510,890
       2,985   Mediacom Southeast, LLC                             3.61         09/30/08         2,977,424
       5,000   Olympus Cable Holdings, LLC                         5.25         06/30/10         4,376,550
       5,000   Olympus Cable Holdings, LLC                         6.00         09/30/10         4,488,650
                                                                                           ---------------
                                                                                                88,946,040
                                                                                           ---------------
               CASINO/GAMING (2.0%)
      10,000   Alliance Gaming Corp.                               3.96         09/04/09        10,082,800
       8,000   Mandalay Resort Group                               4.64         06/30/08         7,986,640
       4,975   Penn National Gaming, Inc.                       5.11 - 5.14     09/01/07         5,010,423
                                                                                           ---------------
                                                                                                23,079,863
                                                                                           ---------------
               CELLULAR TELEPHONE (1.9%)
       7,657   Centennial Puerto Rico Operating Corp.           4.39 - 4.45     05/31/07         7,570,973
       4,850   Centennial Puerto Rico Operating Corp.           4.68 - 4.71     11/30/07         4,798,528
       5,158   Rural Cellular Corp.                                4.88         10/03/08         5,110,314
       5,158   Rural Cellular Corp.                                5.13         04/03/09         5,110,314
                                                                                           ---------------
                                                                                                22,590,129
                                                                                           ---------------
               CHEMICALS: MAJOR DIVERSIFIED (1.3%)
      16,252   Huntsman Company, LLC                            5.94 - 8.44     03/31/07        14,965,699
                                                                                           ---------------
               CHEMICALS: SPECIALTY (3.6%)
       4,841   CP Kelco U.S., Inc.                                 5.10         03/31/08         4,845,562
       1,609   CP Kelco U.S., Inc.                                 5.39         09/30/08         1,612,496
       6,849   Huntsman International, LLC                         5.19         06/30/07         6,880,632
       6,849   Huntsman International, LLC                         5.44         06/30/08         6,881,796
       9,755   ISP Chemco, Inc.                                 4.13 - 4.25     06/27/08         9,807,053
       7,363   RK Polymers, LLC                                 5.38 - 5.44     03/02/09         7,417,722
       5,000   Rockwood Specialties Group, Inc.                    4.61         07/23/10         5,052,100
                                                                                           ---------------
                                                                                                42,497,361
                                                                                           ---------------
               COMPUTER SOFTWARE & Services (0.2%)
       2,994   DecisionOne Corp.                                6.11 - 6.14     04/18/05         2,544,999
                                                                                           ---------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                        COUPON      MATURITY
 THOUSANDS                                                         RATE         DATE           VALUE
----------------------------------------------------------------------------------------------------------
               CONSUMER SUNDRIES (1.0%)
$      4,962   Amscan Holdings, Inc.                            6.50 - 7.50%    06/15/07   $     4,993,516
       4,000   Jostens, Inc.                                       3.64         07/29/10         4,034,240
       2,770   World Kitchen, Inc.                                 4.69         03/31/08         2,479,479
                                                                                           ---------------
                                                                                                11,507,235
                                                                                           ---------------
               CONSUMER/BUSINESS SERVICES (1.4%)
      10,159   Buhrmann US, Inc.                                   5.15         10/26/07        10,098,209
       8,901   Prime Succession, Inc. (c)                       5.38 - 7.00     11/28/03         4,005,573
       1,990   Relizon Co. (The)                                5.88 - 5.94     12/31/07         1,954,427
                                                                                           ---------------
                                                                                                16,058,209
                                                                                           ---------------
               CONTAINERS/PACKAGING (4.9%)
       2,956   Consolidated Container Holdings, LLC                4.94         06/30/05         2,640,565
       2,982   Consolidated Container Holdings, LLC                5.44         06/30/07         2,664,171
      15,000   Graphic Packaging International Corp.            3.89 - 3.93     08/08/10        15,099,443
       6,840   Impress Metal Packaging Holdings B.V.
                (Netherlands)                                      4.35         12/31/06         6,853,213
       8,947   Nexpak Corp. (c) (d)                             7.63 - 7.88     03/31/04         1,789,377
       3,000   Owens Illinois General, Inc.                        4.40         04/01/07         3,017,820
       8,000   Owens Illinois General, Inc.                        4.40         04/01/08         8,047,520
       4,657   Pliant Corp.                                        5.88         05/31/08         4,668,202
       4,925   Printpack Holdings, Inc.                            3.88         03/31/09         4,949,625
       7,822   Tekni-Plex, Inc.                                    4.63         06/21/08         7,767,086
                                                                                           ---------------
                                                                                                57,497,022
                                                                                           ---------------
               DIVERSIFIED MANUFACTURING (1.2%)
       2,993   Amsted Industries, Inc.                             5.12         10/15/10         3,009,318
       7,000   Dayco Products, LLC                              4.25 - 4.49     05/31/07         7,000,002
       4,000   Unifrax Corp.                                       4.875        09/04/09         4,037,520
                                                                                           ---------------
                                                                                                14,046,840
                                                                                           ---------------
               DRUGSTORE CHAINS (0.6%)
       7,000   Rite Aid Corp.                                       4.12        04/30/08         7,097,720
                                                                                           ---------------
               ELECTRIC UTILITIES (0.6%)
       6,733   Westar Energy, Inc.                                  4.12        06/06/05         6,766,210
                                                                                           ---------------
               ELECTRONIC COMPONENTS (0.7%)
       4,642   Details, Inc.                                        5.12        04/22/05         3,806,702

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                        COUPON      MATURITY
 THOUSANDS                                                         RATE         DATE           VALUE
----------------------------------------------------------------------------------------------------------
$      4,382   Knowles Electronics, Inc.                           6.25%        06/29/07   $     4,327,255
                                                                                           ---------------
                                                                                                 8,133,957
                                                                                           ---------------
               ENTERTAINMENT & LEISURE (1.0%)
       5,000   MGM Studios, Inc.                                   4.13         06/30/08         5,025,000
       7,000   Vivendi Universal Entertainment, LLC             3.86 - 3.89     09/30/08         7,053,340
                                                                                           ---------------
                                                                                                12,078,340
                                                                                           ---------------
               ENVIRONMENTAL SERVICES (2.3%)
      11,311   Allied Waste North America, Inc.                 4.14 - 4.40     01/15/10        11,434,852
       6,826   Environmental Systems Products
                Holdings, Inc. (d)                                 4.64         12/31/04         6,724,321
       8,820   Laidlaw International, Inc.                         7.00         06/19/09         8,884,739
                                                                                           ---------------
                                                                                                27,043,912
                                                                                           ---------------
               FINANCE - COMMERCIAL (0.4%)
       9,526   Outsourcing Solutions, Inc. (c)                     7.50         06/10/06         5,096,337
                                                                                           ---------------
               FINANCIAL PUBLISHING/SERVICES (1.3%)
      15,098   Merrill Communications, LLC                      5.87 - 7.50     11/23/07        15,097,725
                                                                                           ---------------
               FOOD DISTRIBUTORS (1.4%)
      16,685   Fleming Companies, Inc.                             4.38         06/18/08        16,147,651
                                                                                           ---------------
               FOOD: MAJOR DIVERSIFIED (0.9%)
       6,965   Burns Philp, Inc.                                   7.00         02/20/09         7,049,903
       3,252   Dole Food Co.                                    4.94 - 6.75     09/28/08         3,280,630
                                                                                           ---------------
                                                                                                10,330,533
                                                                                           ---------------
               FOOD: SPECIALTY/CANDY (0.8%)
       4,988   NBTY, Inc.                                          3.69         06/30/09         5,023,859
       4,769   Otis Spunkmeyer Inc.                                5.37         02/21/09         4,775,605
                                                                                           ---------------
                                                                                                 9,799,464
                                                                                           ---------------
               FOODS & Beverages (3.3%)
       8,717   Aurora Foods, Inc.                                  6.26         09/30/06         8,735,065
       4,302   Aurora Foods, Inc.                               5.76 - 7.50     06/30/05         4,299,785
       4,811   Aurora Foods, Inc. (Revolver)                       7.50         06/30/05         4,788,251
       6,000   B&G Foods, Inc.                                     4.37         08/31/09         6,062,520
       7,532   Birds Eye Foods, Inc.                            3.87 - 5.75     06/30/08         7,566,917

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                        COUPON      MATURITY
 THOUSANDS                                                         RATE         DATE           VALUE
----------------------------------------------------------------------------------------------------------
$      3,706   Del Monte Corp.                                  4.86 - 4.89%    12/20/10   $     3,755,096
       3,688   Merisant Company                                    3.86        01/11/10          3,722,371
                                                                                           ---------------
                                                                                                38,930,005
                                                                                           ---------------
               HEALTHCARE (0.9%)
       3,990   Concentra Operating Corp.                        4.88 - 4.94     06/30/09         4,013,700
       3,990   Kinetic Concepts Inc.                               3.89         08/11/10         4,018,688
       1,209   Magellan Health Services, Inc.                      7.25         02/12/05         1,203,275
       1,209   Magellan Health Services, Inc.                      7.50         02/12/06         1,202,271
                                                                                           ---------------
                                                                                                10,437,934
                                                                                           ---------------
               HOME BUILDING (0.4%)
       4,200   Therma-Tru Holdings, Inc.                           4.13         02/21/10         4,218,396
                                                                                           ---------------
               HOME FURNISHINGS (0.3%)
       3,741   Tempur-Pedic, Inc.                                  4.62         06/30/09         3,757,009
                                                                                           ---------------
               HOSPITAL/NURSING MANAGEMENT (1.6%)
       5,418   CHS/Community Health Systems, Inc.                  3.64         07/16/10         5,442,180
       5,591   Genesis Health Ventures, Inc.                       4.62         10/02/06         5,577,305
       7,817   Triad Hospitals, Inc.                               4.12         09/30/08         7,876,060
                                                                                           ---------------
                                                                                                18,895,545
                                                                                           ---------------
               HOTELS/RESORTS/CRUISELINES (1.4%)
       5,799   Wyndham International, Inc.                         5.88         06/30/04         5,231,448
      12,446   Wyndham International, Inc.                         5.88         06/30/06        11,021,899
                                                                                           ---------------
                                                                                                16,253,347
                                                                                           ---------------
               INDUSTRIAL MACHINERY (1.5%)
      11,071   Formica Corp.                                       5.62         04/30/06        10,739,135
       4,686   Meuller Group, Inc.                              3.86 - 3.89     05/31/08         4,693,416
       1,947   Neptune Technology Group, Inc.                      5.58         03/31/10         1,974,145
                                                                                           ---------------
                                                                                                17,406,696
                                                                                           ---------------
               INDUSTRIAL SPECIALTIES (2.5%)
       9,506   Jet Plastica Industries, Inc.                    4.69 - 6.50     12/31/03         7,366,890
       2,703   Jet Plastica Industries, Inc. (Revolver)            5.19         12/31/03         2,094,595
       8,765   Metokote Corp.                                   5.06 - 5.19     11/02/05         8,639,660
       1,980   National Waterworks, Inc.                           3.87         11/22/09         1,996,181

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                        COUPON        MATURITY
 THOUSANDS                                                         RATE           DATE          VALUE
----------------------------------------------------------------------------------------------------------
$      9,777   Panolam Industries International, Inc. and
                Panolam Industries, Ltd.                           5.44%        11/24/06   $     9,630,289
                                                                                           ---------------
                                                                                                29,727,615
                                                                                           ---------------
               MEDICAL SPECIALTIES (1.0%)
       3,990   CONMED Corp.                                     3.86 - 3.89     12/15/09         4,039,036
       7,978   Davita, Inc.                                     3.61 - 3.68     03/31/09         8,022,332
                                                                                           ---------------
                                                                                                12,061,368
                                                                                           ---------------
               MEDICAL/NURSING SERVICES (0.8%)
       8,750   American HomePatient, Inc.                       6.79 - 8.57     07/01/09         6,999,705
       1,995   Fresenius Medical Care Holdings, Inc.               3.39         02/21/10         2,009,962
                                                                                           ---------------
                                                                                                 9,009,667
                                                                                           ---------------
               MISCELLANEOUS COMMERCIAL SERVICES (0.2%)
       1,990   Central Parking Corp.                               4.64         03/31/10         1,998,716
                                                                                           ---------------
               MISCELLANEOUS MANUFACTURING (0.9%)
       2,957   Century Maintenance Supply, Inc.                    5.69         05/12/10         3,001,500
       4,482   Citation Corp.                                      5.88         12/01/07         3,327,518
       4,831   Doskocil Manufacturing Co.                       4.63 - 6.00     09/30/04         4,275,683
                                                                                           ---------------
                                                                                                10,604,701
                                                                                           ---------------
               MOVIES/ENTERTAINMENT (0.7%)
       4,363   Panavision, Inc.                                 5.95 - 6.10     03/31/05         4,144,496
       4,442   Regal Cinemas Corp.                              3.69 - 5.50     06/30/09         4,487,732
                                                                                           ---------------
                                                                                                 8,632,228
                                                                                           ---------------
               OFFICE EQUIPMENT/SUPPLIES (0.6%)
       6,484   Global Imaging Systems, Inc.                     4.12 - 4.18     06/25/09         6,548,588
                                                                                           ---------------
               OIL & GAS PIPELINES (1.2%)
       5,000   Citgo Petroleum Corp.                               8.25         02/27/06         5,168,750
       8,280   PMC (Novia Scotia) Co.                              3.36         05/05/06         8,285,134
                                                                                           ---------------
                                                                                                13,453,884
                                                                                           ---------------
               OIL REFINING/MARKETING (0.3%)
       2,993   Tesoro Petroleum Corp.                           6.53 - 6.64     04/15/08         3,038,465
                                                                                           ---------------
               OILFIELD SERVICES/EQUIPMENT (0.6%)
       6,711   US Synthetic Corp.                                  4.64         05/31/05         6,442,105
                                                                                           ---------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                        COUPON        MATURITY
 THOUSANDS                                                         RATE           DATE          VALUE
----------------------------------------------------------------------------------------------------------
               OTHER CONSUMER SERVICES (1.4%)
$      7,564   Volume - Services, Inc.                             4.94%        12/03/06   $     7,507,766
       5,985   Weight Watchers International Inc.               3.36 - 3.44     12/31/09         6,035,298
       2,500   Xerox Corp.                                         3.35         09/30/08         2,503,125
                                                                                           ---------------
                                                                                                16,046,189
                                                                                           ---------------
               OTHER CONSUMER SPECIALTIES (0.5%)
       1,995   Central Garden & Pet Co.                            3.87         05/14/09         2,013,713
       3,560   Rayovac Corp.                                    4.86 - 4.88     09/30/09         3,574,097
                                                                                           ---------------
                                                                                                 5,587,810
                                                                                           ---------------
               OTHER METALS/MINERALS (1.0%)
       7,329   CII Carbon, Inc.                                    3.89         06/25/08         7,035,918
       4,901   IMC Global, Inc.                                 5.13 - 5.19     11/17/06         4,935,770
                                                                                           ---------------
                                                                                                11,971,688
                                                                                           ---------------
               PHARMACEUTICALS: MAJOR (0.4%)
       5,000   Medco Health Solutions, Inc.                        3.43         06/30/10         5,043,750
                                                                                           ---------------
               PHARMACEUTICALS: OTHER (0.8%)
       9,766   MCC Merger Sub Corp.                                6.90         09/30/08         9,387,240
                                                                                           ---------------
               PRINTING/PUBLISHING (1.5%)
       5,000   Day International Group Inc.                        5.62         09/16/09         5,012,500
       2,000   Dex Media East LLC                               3.62 - 3.76     11/08/08         2,007,499
       9,875   Dex Media West LLC                                  3.87         03/09/10         9,975,804
                                                                                           ---------------
                                                                                                16,995,803
                                                                                           ---------------
               PROPERTY - CASUALTY INSURERS (0.3%)
       3,955   Infinity Property & Casualty Corp.                  3.64         06/30/10         3,989,606
                                                                                           ---------------
               PUBLISHING: BOOKS/MAGAZINES (3.1%)
         952   Advanstar Communications, Inc.                      5.64         04/11/07           950,400
       8,720   American Media Operations, Inc.                  3.85 - 4.01     04/01/07         8,793,996
       4,813   F&W Publications, Inc.                              4.89         12/31/09         4,845,610
       6,614   Primedia, Inc.                                   3.94 - 4.13     06/30/09         6,514,174
       2,955   Readers Digest Association, Inc.                 3.94 - 4.01     05/20/08         2,946,897
       4,958   R.H. Donnelley, Inc.                             5.12 - 5.17     06/30/10         5,055,535
       7,239   Ziff Davis Media, Inc.                              5.88         03/31/07         6,858,572
                                                                                           ---------------
                                                                                                35,965,184
                                                                                           ---------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                        COUPON        MATURITY
 THOUSANDS                                                         RATE           DATE          VALUE
----------------------------------------------------------------------------------------------------------
               PUBLISHING: NEWSPAPERS (1.0%)
$     11,000   CanWest Media, Inc. (Canada)                        3.88%        05/15/09   $    11,103,180
                                                                                           ---------------
               PULP & PAPER (0.7%)
       4,034   Alabama Pine Pulp Co., Inc. (c)                     5.17         06/30/05            60,508
       7,253   Alabama Pine Pulp Co., Inc. (c)                     5.42         11/30/03         3,952,865
       6,774   Alabama Pine Pulp Co., Inc. (c) (d)                 0.00         12/31/08           101,606
       4,665   Alabama River Newsprint Co.                      4.63 - 4.69     06/30/04         4,489,830
                                                                                           ---------------
                                                                                                 8,604,809
                                                                                           ---------------
               REAL ESTATE - INDUSTRIAL/OFFICE (0.2%)
       1,895   Corrections Corp. of America                        3.88         03/31/08         1,911,833
                                                                                           ---------------
               RECREATIONAL PRODUCTS (0.2%)
       1,949   Aero Products International, Inc.                   5.63         12/19/08         1,941,671
                                                                                           ---------------
               RETAIL - SPECIALTY (1.3%)
       4,282   Advance Stores Co., Inc.                         3.88 - 3.94     11/30/07         4,300,019
      11,253   Pantry, Inc. (The)                                  6.00         03/31/07        11,281,295
                                                                                           ---------------
                                                                                                15,581,314
                                                                                           ---------------
               SEMICONDUCTORS (1.7%)
          80   Semiconductor Components Industries, LLC            5.14         08/04/06            79,595
       9,740   Semiconductor Components Industries, LLC         5.14 - 5.19     08/04/07         9,751,322
      10,821   ViaSystems, Inc.                                    6.42         09/30/08         9,820,106
                                                                                           ---------------
                                                                                                19,651,023
                                                                                           ---------------
               SERVICES TO THE HEALTH INDUSTRY (0.8%)
       5,129   Alliance Imaging, Inc.                           3.44 - 3.75     06/10/08         5,086,485
       2,940   Insight Health Services Acquisition Corp.           4.62         10/17/08         2,951,013
       1,000   Insight Health Services Acquisition Corp.           4.89         10/17/08         1,001,250
                                                                                           ---------------
                                                                                                 9,038,748
                                                                                           ---------------
               SPECIALTY INSURANCE (0.4%)
       2,325   BRW Acquisition, Inc.                            2.60 - 2.85     07/10/06         2,290,124
       2,325   BRW Acquisition, Inc.                               3.103        07/10/07         2,290,125
                                                                                           ---------------
                                                                                                 4,580,249
                                                                                           ---------------
               SPECIALTY STORES (0.8%)
       3,880   Petro Stopping Centers, L.P.                        4.44         07/23/06         3,822,129
       5,191   TravelCenters of America, Inc.                   4.37 - 6.25     11/14/08         5,223,633
                                                                                           ---------------
                                                                                                 9,045,762
                                                                                           ---------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                        COUPON        MATURITY
 THOUSANDS                                                         RATE           DATE          VALUE
----------------------------------------------------------------------------------------------------------
               STEEL (1.4%)
$     11,868   ISPAT Inland, L.P.                                  4.89%        07/16/05   $     8,307,374
      11,868   ISPAT Inland, L.P.                                  4.89         07/16/06         8,307,374
                                                                                           ---------------
                                                                                                16,614,748
                                                                                           ---------------
               TELECOMMUNICATION EQUIPMENT (1.6%)
       2,346   Channel Master, Inc.                                9.00         11/15/04         1,355,143
          64   Channel Master, Inc. (Revolver)                     9.00         11/15/04            37,024
      12,551   Pinnacle Towers, Inc.                            5.62 - 5.64     10/31/05        12,530,342
       4,851   SpectraSite Communications, Inc.                 5.18 - 5.27     12/31/07         4,884,407
                                                                                           ---------------
                                                                                                18,806,916
                                                                                           ---------------
               TELECOMMUNICATIONS (2.9%)
       2,226   Davel Financing Co., LLC (b) (c) (d)                10.00        12/31/05           494,045
       9,448   Fairpoint Communications, Inc.                   5.75 - 5.81     03/31/07         9,495,123
       7,585   KMC Telecom, Inc.                                   6.64         06/30/10         4,399,399
       5,682   Level 3 Communications, LLC                         4.37         09/30/07         5,646,307
       3,000   Level 3 Communications, LLC                         5.37         01/15/08         2,992,500
       3,000   Level 3 Communications, LLC                         5.64         01/30/08         2,978,760
       4,144   McleodUSA, Inc.                                     5.43         05/30/08         2,479,506
       4,770   Telecommunications Services Inc.                 5.60 - 5.70     12/31/06         4,763,922
                                                                                           ---------------
                                                                                                33,249,562
                                                                                           ---------------
               TEXTILES (0.6%)
       6,756   Polymer Group, Inc.                                 12.00        12/31/06         6,507,163
                                                                                           ---------------
               TRANSPORTATION (1.9%)
       9,029   Allied Worldwide Inc.                               5.12         11/18/07         8,948,840
       4,549   Pacer International, Inc.                           4.44         06/10/10         4,588,823
       4,108   Quality Distribution, Inc.                          5.36         02/28/06         3,758,875
       4,793   Quality Distribution, Inc.                       5.37 - 5.37     08/28/05         4,385,354
                                                                                           ---------------
                                                                                                21,681,892
                                                                                           ---------------
               UTILITIES (0.6%)
       2,730   Aquila, Inc.                                        8.75         05/15/06         2,777,937
       4,118   Pike Electric, Inc.                                 4.38         04/18/10         4,147,253
                                                                                           ---------------
                                                                                                 6,925,190
                                                                                           ---------------
               WIRELESS TELECOMMUNICATIONS (6.3%)
       5,000   Cricket Communications, Inc. (c)                    6.38         06/30/07         2,475,000
       8,030   Microcell Telecommunications, Inc.
                (Canada)                                           5.14         12/31/08         7,407,863
      16,088   Nextel Finance Co.                                  4.56         06/30/08        16,173,729

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                        COUPON        MATURITY
 THOUSANDS                                                         RATE           DATE          VALUE
----------------------------------------------------------------------------------------------------------
$     16,088   Nextel Finance Co.                                  4.81%        12/31/08   $    16,173,729
       2,000   Nextel Partners Operating Corp.                  5.38 - 5.39     07/29/08         1,997,500
      19,900   Nextel Partners Operating Corp.                  5.87 - 5.89     01/29/08        19,900,000
       2,000   Western Wireless Corp.                           3.38 - 3.44     03/31/08         1,935,941
       7,863   Western Wireless Corp.                           4.38 - 4.50     09/30/08         7,808,055
                                                                                           ---------------
                                                                                                73,871,817
                                                                                           ---------------

               Total Senior Collateralized Term Loans
                (COST $1,121,000,993)                                                        1,070,144,708
                                                                                           ---------------

 NUMBER OF
  SHARES
------------
               Common Stocks (e) (3.3%)
               APPAREL/FOOTWEAR (0.1%)
      61,460   London Fog Industries, Inc. (Restricted) (b)                                        975,370
                                                                                           ---------------
               AUTOMOTIVE AFTERMARKET (0.1%)
     100,632   Safelite Glass Corp. (b)                                                          1,121,040
       6,793   Safelite Realty Corp. (b)                                                                 0
                                                                                           ---------------
                                                                                                 1,121,040
                                                                                           ---------------
               CONSUMER SUNDRIES (0.0%)
      52,654   World Kitchen, Inc. (b)                                                                   0
                                                                                           ---------------
               COMPUTER SOFTWARE & Services (0.0%)
     107,026   DecisionOne Corp. (b)                                                                     0
                                                                                           ---------------
               ENGINEERING & CONSTRUCTION (1.2%)
     521,400   Washington Group, Inc.                                                           14,051,730
                                                                                           ---------------
               ENVIRONMENTAL SERVICES (0.0%)
      19,446   Environmental Systems Products Holdings, Inc. (b)                                         2
                                                                                           ---------------
               FOREST PRODUCTS (0.2%)
     295,289   Tembec, Inc. (Canada)                                                             1,782,671
                                                                                           ---------------
               HOSPITAL/NURSING MANAGEMENT (0.7%)
     335,539   Genesis Health Ventures, Inc.                                                     8,136,821
                                                                                           ---------------
               MANAGED HEALTH CARE (0.0%)
     517,459   Interim Healthcare, Inc. (b)                                                              0
                                                                                           ---------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 NUMBER OF
  SHARES                                                                                       VALUE
----------------------------------------------------------------------------------------------------------
               MEDICAL SPECIALTIES (1.0%)
     418,565   Dade Behring, Inc.                                                          $    11,824,461
                                                                                           ---------------
               TELECOMMUNICATIONS (0.0%)
  11,826,531   Davel Communications, Inc.                                                          236,531
  11,689,637   KMC Telecom, Inc. (b)                                                                     0
          93   Teligent, Inc. (b)                                                                        0
                                                                                           ---------------
                                                                                                   236,531
                                                                                           ---------------
               Total Common Stocks
                (COST $29,448,316)                                                              38,128,626
                                                                                           ---------------

 PRINCIPAL
 AMOUNT IN                                                        COUPON        MATURITY
 THOUSANDS                                                         RATE           DATE
------------                                                   ------------     --------
               Senior Notes (1.1%)
               CABLE/SATELLITE TV (0.1%)
$      9,563   SuperCanal Holdings SA (Argentina) (c) (f)             11.25%    10/12/02         1,673,608
                                                                                           ---------------
               HOSPITAL/NURSING MANAGEMENT (0.2% )
       2,596   Genesis Health Ventures, Inc.                           6.11     10/02/07         2,597,895
                                                                                           ---------------
               MEDICAL SPECIALTIES (0.5%)
       5,008   Dade Behring, Inc.                                     11.91     10/03/10         5,258,615
                                                                                           ---------------
               TELECOMMUNICATIONS (0.3%)
       4,421   KMC Telecom, Inc. (d)                                   7.38     06/30/11         2,564,376
       1,923   KMC Telecom, Inc. (d)                                   7.63     06/30/11         1,115,457
                                                                                           ---------------
                                                                                                 3,679,833
                                                                                           ---------------

               Total Senior Notes
                (COST $21,009,391)                                                              13,209,951
                                                                                           ---------------

               Corporate Bond (0.1%)
               CONSUMER SUNDRIES
       1,432   World Kitchen, Inc. (b) (COST $2,280,580)              12.00     01/31/10         1,018,860
                                                                                           ---------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 NUMBER OF
  SHARES                                                                                       VALUE
----------------------------------------------------------------------------------------------------------
               Non-Convertible Preferred Stocks (e) (1.1%)
               ENVIRONMENTAL SERVICES (0.2%)
       3,625   Environmental Systems Products Holdings, Inc. (d)                           $     2,355,992
                                                                                           ---------------
               HOSPITAL/NURSING MANAGEMENT (0.0%)
       3,889   Genesis Health Ventures, Inc.                                                       478,347
                                                                                           ---------------
               WIRELESS TELECOMMUNICATIONS (0.9%)
     739,735   Microcell Telecommunications, Inc. (Canada)                                       9,768,342
                                                                                           ---------------
               Total Non-Convertible Preferred Stocks
                (COST $7,609,565)                                                               12,602,681
                                                                                           ---------------

 NUMBER OF                                                                    EXPIRATION
 WARRANTS                                                                        DATE
------------                                                                  ----------
               Warrants (b) (e) (0.0%)
               AUTOMOTIVE AFTERMARKET
      24,761   Exide Corp. (COST $248)                                         03/18/06             55,712
                                                                                           ---------------

 PRINCIPAL
 AMOUNT IN                                                        COUPON        MATURITY
 THOUSANDS                                                         RATE           DATE
------------                                                   ------------     --------
               Short-Term Investments (2.4%)
               Commercial Paper (g) (h) (0.4%)
               FINANCIAL CONGLOMERATES
$      4,500   General Electric Capital Corp.
                (COST $4,499,870)                               1.03 - 1.05%    10/02/03         4,499,870
                                                                                           ---------------

               Repurchase Agreements (2.0%)
      12,663   The Bank of New York (dated 09/30/03;
                proceeds $12,663,521) (i)
                (COST $12,663,147)                                 1.0625       10/01/03        12,663,147

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                        COUPON        MATURITY
 THOUSANDS                                                         RATE           DATE          VALUE
----------------------------------------------------------------------------------------------------------
$ 11,000       Joint Repurchase Agreement (dated
                09/30/03; proceeds $11,000,332)
                (COST $11,000,000) (j)                            1.085%        10/01/03   $    11,000,000
                                                                                           ---------------
               Total Repurchase Agreements
                (COST $23,663,147)                                                              23,663,147
                                                                                           ---------------
               Total Short -Term Investments
                (COST $28,163,017)                                                              28,163,017
                                                                                           ---------------
               Total Investments
                (COST $1,209,512,110) (k)                                         99.8%      1,163,323,555
               Other Assets in Excess of Liabilities                               0.2           2,489,145
                                                                                 -----     ---------------
               Net Assets                                                        100.0%    $ 1,165,812,700
                                                                                 =====     ===============

----------
  (a) FLOATING RATE SECURITIES. INTEREST RATES SHOWN ARE THOSE IN EFFECT AT SEPTEMBER 30, 2003.
  (b) VALUED USING FAIR VALUE PROCEDURES - TOTAL AGGREGATE VALUE IS $3,665,029.
  (c) NON-INCOME PRODUCING SECURITY; LOAN OR NOTE IN DEFAULT.
  (d) PAYMENT-IN-KIND SECURITY.
  (e) NON-INCOME PRODUCING SECURITIES.
  (f) ISSUER IS RESTRUCTURING NOTE.
  (g) PURCHASED ON A DISCOUNT BASIS. THE INTEREST RATE SHOWN HAS BEEN ADJUSTED TO REFLECT A MONEY MARKET EQUIVALENT YIELD.
  (h) THIS SECURITY HAS BEEN PHYSICALLY SEGREGATED IN CONNECTION WITH UNFUNDED LOAN COMMITMENTS.
  (i) COLLATERALIZED BY FEDERAL NATIONAL MORTGAGE ASSOC. 1.063% DUE 10/01/03 VALUED AT $12,916,410.
  (j) COLLATERALIZED BY FEDERAL AGENCY AND U.S. TREASURY OBLIGATIONS.
  (k) THE AGGREGATE COST FOR FEDERAL INCOME TAX PURPOSES IS $1,204,489,294. THE AGGREGATE GROSS UNREALIZED APPRECIATION IS $32,801,332 AND THE AGGREGATE GROSS UNREALIZED DEPRECIATION IS $73,967,071, RESULTING IN NET UNREALIZED DEPRECIATION OF $41,165,739.

                        SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY PRIME INCOME TRUST
FINANCIAL STATEMENTS

Statement of Assets and Liabilities
SEPTEMBER 30, 2003

Assets:
Investments in securities, at value (cost $1,209,512,110)                            $ 1,163,323,555
Cash                                                                                       2,516,774
Receivable for:
  Investments sold                                                                        12,237,336
  Interest                                                                                 4,516,349
  Shares of beneficial interest sold                                                         453,814
Prepaid expenses and other assets                                                            663,560
                                                                                     ---------------
    Total Assets                                                                       1,183,711,388
                                                                                     ---------------
Liabilities:
Payable for:
  Investments purchased                                                                   14,144,275
  Investment advisory fee                                                                    910,449
  Dividends to shareholders                                                                  821,101
  Administration fee                                                                         261,333
Accrued expenses and other payables                                                          635,634
Deferred loan fees                                                                         1,125,896
Commitments and Contingencies (notes 5 & 7)                                                       --
                                                                                     ---------------
    Total Liabilities                                                                     17,898,688
                                                                                     ---------------
    Net Assets                                                                       $ 1,165,812,700
                                                                                     ===============
Composition of Net Assets:
Paid-in-capital                                                                      $ 1,597,834,406
Net unrealized depreciation                                                              (46,188,555)
Accumulated undistributed net investment income                                           10,129,117
Accumulated net realized loss                                                           (395,962,268)
                                                                                     ---------------
    Net Assets                                                                       $ 1,165,812,700
                                                                                     ===============
    Net Asset Value Per Share,
    135,743,766 SHARES OUTSTANDING (UNLIMITED SHARES AUTHORIZED OF $.01 PAR VALUE)   $          8.59
                                                                                     ===============

                        SEE NOTES TO FINANCIAL STATEMENTS

Statement of Operations
FOR THE YEAR ENDED SEPTEMBER 30, 2003

Net Investment Income:
Income
Interest                                                                             $    66,855,880
Amendment and other loan fees                                                              5,371,299
                                                                                     ---------------
    Total Income                                                                          72,227,179
                                                                                     ---------------
Expenses
Investment advisory fee                                                                   10,823,948
Administration fee                                                                         3,109,985
Professional fees                                                                          1,086,484
Transfer agent fees and expenses                                                             758,926
Shareholder reports and notices                                                              475,647
Registration fees                                                                            140,469
Custodian fees                                                                                78,326
Trustees' fees and expenses                                                                   19,808
Other                                                                                        423,753
                                                                                     ---------------
    Total Expenses                                                                        16,917,346
Less: expense offset                                                                         (77,195)
                                                                                     ---------------
    Net Expenses                                                                          16,840,151
                                                                                     ---------------
    Net Investment Income                                                                 55,387,028
                                                                                     ---------------
Net Realized and Unrealized Gain (Loss):
Net realized loss                                                                       (128,972,913)
Net change in unrealized depreciation                                                    215,489,199
                                                                                     ---------------
    Net Gain                                                                              86,516,286
                                                                                     ---------------
Net Increase                                                                         $   141,903,314
                                                                                     ===============

                        SEE NOTES TO FINANCIAL STATEMENTS

Statement of Changes in Net Assets

                                                                       FOR THE YEAR         FOR THE YEAR
                                                                          ENDED                ENDED
                                                                    SEPTEMBER 30, 2003   SEPTEMBER 30, 2002
                                                                    ------------------   ------------------
Increase (Decrease) in Net Assets:
Operations:
Net investment income                                               $       55,387,028   $       97,182,756
Net realized loss                                                         (128,972,913)        (197,519,545)
Net change in unrealized depreciation                                      215,489,199           65,497,713
                                                                    ------------------   ------------------

    Net Increase (Decrease)                                                141,903,314          (34,839,076)

Dividends to shareholders from net investment income                       (57,986,988)         (95,552,229)

Net decrease from transactions in shares of beneficial interest           (296,593,267)        (686,406,406)
                                                                    ------------------   ------------------

    Net Decrease                                                          (212,676,941)        (816,797,711)

Net Assets:
Beginning of period                                                      1,378,489,641        2,195,287,352
                                                                    ------------------   ------------------

End of Period
  (INCLUDING ACCUMULATED UNDISTRIBUTED NET INVESTMENT INCOME OF
  $10,129,117 AND $13,106,022, RESPECTIVELY)                        $    1,165,812,700   $    1,378,489,641
                                                                    ==================   ==================

                        SEE NOTES TO FINANCIAL STATEMENTS

Statement of Cash Flows
FOR THE YEAR ENDED SEPTEMBER 30, 2003

Increase (Decrease) in Cash:
Cash Flows Provided by Operating Activities:
Net increase in net assets from operations                                           $   141,903,314
Adjustments to reconcile net increase in net assets from operations to net cash provided by operating activities:
  Purchase of investments                                                               (570,723,701)
  Principal repayments/sales of investments                                              865,627,709
  Net purchases of short-term investments                                                   (839,435)
  Decrease in receivables and other assets related to operations                           3,919,617
  Decrease in payables related to operations                                                (283,882)
  Net loan fees received                                                                   2,487,700
  Amortization of loan fees                                                               (5,371,299)
  Accretion of discounts                                                                     438,420
  Net realized loss on investments                                                       128,972,913
  Net unrealized depreciation on investments                                            (215,489,199)
                                                                                     ---------------

    Net Cash Provided by Operating Activities                                            350,642,157
                                                                                     ---------------

Cash Flows Used for Financing Activities:
Shares of beneficial interest sold                                                        43,368,100
Shares tendered                                                                         (364,022,826)
Dividends from net investment income (net of reinvested dividends of $23,799,631)        (34,053,870)
                                                                                     ---------------

    Net Cash Used for Financing Activities                                              (354,708,596)
                                                                                     ---------------

Net Decrease in Cash                                                                      (4,066,439)
                                                                                     ---------------

Cash Balance at Beginning of Year                                                          6,583,213
                                                                                     ---------------

Cash Balance at End of Year                                                          $     2,516,774
                                                                                     ===============

                        SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2003

1. Organization and Accounting Policies
Morgan Stanley Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The following is a summary of significant accounting policies:

A. Valuation of Investments -- (1) Certain senior collateralized loans ("Senior Loans") are valued based on quotations received from an independent pricing service; (2) Senior Loans for which quotations are unavailable are value based on prices received from an independent pricing service that are calculated pursuant to a derived pricing methodology. The derived pricing methodology calculates a price for a Senior Loan by incorporating certain market information, including a Senior Loan's credit rating and interest rate, and comparing such information to Senior Loans in similar industries for which market information is available; (3) all other Senior Loans are valued at their fair value in accordance with procedures established in good faith by the Trustees; (4) an equity portfolio security listed or traded on the New York or American Stock Exchange, or other exchange is valued at its latest sale price prior to the time when assets are valued; if there were no sales that day the security is valued at the mean between the last reported bid and asked price;
(5) an equity portfolio security listed or traded on the Nasdaq is valued at the Nasdaq Official Closing Price; if there were no sales that day, the security is valued at the mean between the last reported bid and asked price; (6) all other equity portfolio securities for which over-the-counter market quotations are readily available are valued at the mean between the last reported bid and asked price. In cases where a security is traded on more than one exchange, the security is valued on the exchange designated as the primary market; (7) when market quotations are not readily available, or Morgan Stanley Investment Advisors Inc. (the "Investment Advisor") determines that the latest sale price or the mean between the last reported bid and asked price do not reflect a security's market value, portfolio securities are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trust's Trustees; (8) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

B. Accounting for Investments -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Dividend income and other distributions are recorded on the ex-dividend date. Discounts are accreted and premiums are amortized over the life of the respective securities. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. Repurchase Agreements -- Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Fund, along with other affiliated entities managed by the Investment Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements and are collateralized by cash, U.S. Treasury or federal agency obligations. The Fund may also invest directly with institutions in repurchase agreements. The Fund's custodian receives the collateral, which is marked-to-market daily to determine that the value of the collateral does not decrease below the repurchase price plus accrued interest.

D. Senior Loans -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, certain Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

E. Federal Income Tax Policy -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

F. Dividends and Distributions to Shareholders-- Dividends and distributions to shareholders are recorded on the ex-dividend date.

G. Use of Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

2. Investment Advisory/Administration Agreements
Pursuant to an Investment Advisory Agreement with the Investment Advisor, the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million; 0.85% to the portion of the daily net assets exceeding $500 million but not exceeding $1.5 billion; 0.825% to the portion of daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.80% to the portion of daily net assets exceeding $2.5 billion, but not exceeding $3 billion; and 0.775% to the portion of daily net assets in excess of $3 billion.

Pursuant to an Administration Agreement with Morgan Stanley Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

3. Security Transactions and Transactions with Affiliates
The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the year ended September 30, 2003 aggregated $580,417,976 and $870,885,592, respectively.

Shares of the Trust are distributed by Morgan Stanley Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 2003, the Investment Advisor has informed the Trust that it received $2,028,000 in early withdrawal charges.

Morgan Stanley Trust, an affiliate of the Investment Advisor, Administrator and Distributor, is the Trust's transfer agent. At September 30, 2003, the Trust had transfer agent fees and expenses payable of approximately $21,600.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 2003 included in Trustees' fees and expenses in the Statement of Operations amounted to $7,108. At September 30, 2003, the Trust had an accrued pension liability of $58,191 which is included in accrued expenses in the Statement of Assets and Liabilities.

4. Shares of Beneficial Interest
Transactions in shares of beneficial interest were as follows:

                                                                        SHARES             AMOUNT
                                                                    ---------------    ---------------
Balance, September 30, 2001                                             254,642,621    $ 2,581,525,098
Shares sold                                                               2,979,915         25,099,031
Shares issued to shareholders for reinvestment of dividends               4,665,583         39,167,829
Shares tendered (four quarterly tender offers)                          (90,098,409)      (750,673,266)
Reclassification due to permanent book/tax differences                           --           (420,539)
                                                                    ---------------    ---------------
Balance, September 30, 2002                                             172,189,710      1,894,698,153
Shares sold                                                               5,244,992         43,629,928
Shares issued to shareholders for reinvestment of dividends               2,916,298         23,799,631
Shares tendered (four quarterly tender offers)                          (44,607,234)      (364,022,826)
Reclassification due to permanent book/tax differences                           --           (270,480)
                                                                    ---------------    ---------------
Balance, September 30, 2003                                             135,743,766    $ 1,597,834,406
                                                                    ===============    ===============

On October 23, 2003, the Trustees approved a tender offer to purchase up to 50 million shares of beneficial interest to commence on November 19, 2003.

5. Commitments and Contingencies
As of September 30, 2003, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                       UNFUNDED
BORROWER                                                              COMMITMENT
--------                                                            ---------------
Aurora Foods, Inc.                                                  $       230,458
Channel Masters, Inc.                                                       241,391
Classic Cable, Inc.                                                       1,164,273
Falcon Cable Communications, LLC                                            805,970
Insight Health Care                                                       1,000,000
                                                                    ---------------
                                                                    $     3,442,092
                                                                    ===============

The total value of the security segregated for unfunded loan commitments was $4,499,870.

6. Expense Offset
The expense offset represents a reduction of the custodian fees for earnings on cash balances maintained by the Trust.

7. Litigation
On November 14, 2001, an alleged class action lawsuit was filed on behalf of certain investors in Morgan Stanley Prime Income Trust alleging that, during the period from November 1, 1998 through April 26, 2001, the Trust, its investment advisor and a related entity, its administrator, certain of its officers, and certain of its Trustees violated certain provisions of the Securities Act of 1933 and common law by allegedly misstating the Trust's net asset value in its prospectus, registration statement and financial reports. On November 8, 2002, the court denied defendants' motion to dismiss the complaint. Each of the defendants believes the lawsuit to be without merit and intends to vigorously contest the action. No provision has been made in the Trust's financial statements for the effect, if any, of such matters.

8. Federal Income Tax Status
The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for tax purposes are reported as distributions of paid-in-capital.

The tax character of distributions paid was as follows:

                                                                       FOR THE YEAR         FOR THE YEAR
                                                                          ENDED                ENDED
                                                                    SEPTEMBER 30, 2003   SEPTEMBER 30, 2002
                                                                    ------------------   ------------------
Ordinary income                                                     $       57,853,501   $       95,788,079

As of September 30, 2003, the tax-basis components of accumulated losses were as follows:

Undistributed ordinary income                                       $        7,317,461
Undistributed long-term gains                                                       --
                                                                    ------------------
Net accumulated earnings                                                     7,317,461
Capital loss carryforward*                                                (279,190,693)
Post-October losses                                                       (116,336,578)
Temporary differences                                                       (2,646,157)
Net unrealized appreciation                                                (41,165,739)
                                                                    ------------------
Total accumulated losses                                            $     (432,021,706)
                                                                    ==================

*As of September 30, 2003, the Trust had a net capital loss carryforward of $279,190,693 of which $7,660,498 will expire on September 30, 2007, $5,233,092 will expire on September 30, 2009.

$60,112,113 will expire on September 30, 2010 and $206,184,990 will expire on September 30, 2011 to offset future capital gains to the extent provided by regulations.

As of September 30, 2003, the Trust had temporary book/tax differences primarily attributable to post-October losses (capital losses incurred after October 31 within the taxable year which are deemed to arise on the first business day of the Trust's next taxable year), tax adjustments and book amortization of discounts on revolver loans and term loans held by the Trust and interest on loans in default and permanent book/tax differences primarily attributable to a nondeductible expense and tax adjustments on revolver loans sold by the Trust. To reflect reclassifications arising from the permanent differences, paid-in-capital was charged $270,480, accumulated undistributed net investment income was charged $376,945 and accumulated net realized loss was credited $647,425.

MORGAN STANLEY PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                                FOR THE YEAR ENDED SEPTEMBER 30,
                               ---------------------------------------------------------------------------------------------------
                                2003        2002      2001      2000      1999      1998      1997      1996      1995      1994
                               -------     -------   -------   -------   -------   -------   -------   -------   -------   -------
Selected Per Share Data:
Net asset value,
 beginning of period           $  8.01     $  8.62   $  9.72   $  9.87   $  9.91   $  9.95   $  9.94   $  9.99   $ 10.00   $  9.91
                               -------     -------   -------   -------   -------   -------   -------   -------   -------   -------
Income (loss) from
 investment operations:
 Net investment income            0.38        0.45      0.69      0.82      0.70      0.71      0.75      0.74      0.82      0.62
 Net realized and unrealized
  gain (loss)                     0.58       (0.64)    (1.11)    (0.16)    (0.05)    (0.03)        -     (0.04)     0.01      0.09
                               -------     -------   -------   -------   -------   -------   -------   -------   -------   -------
Total income (loss) from
 investment operations            0.96       (0.19)    (0.42)     0.66      0.65      0.68      0.75      0.70      0.83      0.71
                               -------     -------   -------   -------   -------   -------   -------   -------   -------   -------
Less dividends and
 distributions from:
 Net investment income           (0.38)      (0.42)    (0.68)    (0.81)    (0.69)    (0.72)    (0.74)    (0.75)    (0.81)    (0.62)
 Net realized gain                   -           -         -         -         -         -         -         -     (0.03)        -
                               -------     -------   -------   -------   -------   -------   -------   -------   -------   -------
Total dividends and
 distributions                   (0.38)      (0.42)    (0.68)    (0.81)    (0.69)    (0.72)    (0.74)    (0.75)    (0.84)    (0.62)
                               -------     -------   -------   -------   -------   -------   -------   -------   -------   -------
Net asset value, end
 of period                     $  8.59     $  8.01   $  8.62   $  9.72   $  9.87   $  9.91   $  9.95   $  9.94   $  9.99   $ 10.00
                               =======     =======   =======   =======   =======   =======   =======   =======   =======   =======
Total Return+                    12.31%      (2.30)%   (4.54)%    6.87%     6.72%     7.14%     7.78%     7.25%     8.57%     7.32%
Ratios to Average Net
Assets:
Expenses                          1.36%(1)    1.29%     1.20%     1.21%     1.22%     1.29%     1.40%     1.46%     1.52%     1.60%
Net investment income             4.45%       5.15%     7.53%     8.26%     7.02%     7.17%     7.53%     7.50%     8.11%     6.14%
Supplemental Data:
Net assets, end of period,
 in millions                   $ 1,166     $ 1,378   $ 2,195   $ 2,884   $ 2,514   $ 1,997   $ 1,345   $   939   $   521   $   305
Portfolio turnover rate             49%         27%       29%       45%       44%       68%       86%       72%      102%      147%

----------
+ DOES NOT REFLECT THE DEDUCTION OF SALES CHARGE. CALCULATED BASED ON THE NET ASSET VALUE AS OF THE LAST BUSINESS DAY OF THE PERIOD. DIVIDENDS AND DISTRIBUTIONS ARE ASSUMED TO BE REINVESTED AT THE PRICES OBTAINED UNDER THE TRUST'S DIVIDEND REINVESTMENT PLAN.
(1) DOES NOT REFLECT THE EFFECT OF EXPENSE OFFSET OF 0.01%.

MORGAN STANLEY PRIME INCOME TRUST
INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Trustees of Morgan Stanley Prime Income Trust:

We have audited the accompanying statement of assets and liabilities of Morgan Stanley Prime Income Trust (the "Trust"), including the portfolio of investments, as of September 30, 2003, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2003, by correspondence with the custodian and selling or agent banks; where replies were not received from selling or agent banks, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Morgan Stanley Prime Income Trust as of September 30, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
NEW YORK, NEW YORK
NOVEMBER 17, 2003

MORGAN STANLEY PRIME INCOME TRUST
PORTFOLIO OF INVESTMENTS - SEPTEMBER 30, 2002

 PRINCIPAL
 AMOUNT IN                                                             COUPON        MATURITY
 THOUSANDS                                                              RATE           DATE            VALUE
------------------------------------------------------------------------------------------------------------------
               Senior Collateralized Term Loans (a) (95.3%)
               ADVERTISING/MARKETING SERVICES (0.7%)
$      9,925   Adams Outdoor Advertising Ltd.                           5.36%         02/08/08     $     9,968,472
                                                                                                   ---------------
               AEROSPACE & DEFENSE (2.6%)
       6,565   Alliant Techsystems Inc.                                 4.06          04/20/09           6,587,977
       2,955   DRS Technologies Inc.                                4.76 - 5.16       09/30/08           2,974,748
      12,502   The Fairchild Corporation                            4.93 - 5.05       04/30/06          12,314,689
       4,988   The Titan Corp.                                      4.74 - 6.75       06/30/09           5,004,354
       9,475   United Defense Industries, Inc.                          4.57          08/13/09           9,486,723
                                                                                                   ---------------
                                                                                                        36,368,491
                                                                                                   ---------------
               AIR FREIGHT/COURIERS (1.8%)
       7,976   Erickson Air-Crane Co., LLC.                             6.75          12/31/04           7,417,505
      12,218   Evergreen International Aviation, Inc.                   7.82          05/07/03          11,424,357
       6,297   Evergreen International Aviation, Inc.                   5.86          05/02/04           5,887,448
                                                                                                   ---------------
                                                                                                        24,729,310
                                                                                                   ---------------
               APPAREL/FOOTWEAR (0.9%)
      24,799   American Marketing Industries, Inc. (d)                  7.50          04/01/04           7,439,684
       4,814   Arena Brands, Inc.                                   6.06 - 8.50       06/02/03           4,554,732
         713   Arena Brands, Inc. (Revolver)                        6.11 - 8.00       06/02/03             674,648
                                                                                                   ---------------
                                                                                                        12,669,064
                                                                                                   ---------------
               AUTO PARTS - O.E.M. (2.6%)
       9,750   Amcan Consolidated Technologies Corp.                    6.06          03/28/07           9,311,250
       3,104   J.L. French Automotive Castings, Inc.                5.63 - 5.85       10/21/06           2,684,610
      13,511   Polypore Inc.                                            5.63          12/31/06          13,531,812
       1,436   Tenneco, Inc.                                            5.83          11/04/07           1,361,457
       1,436   Tenneco, Inc.                                            6.08          05/04/08           1,361,457
       9,043   Transportation Technologies Industries, Inc.         5.76 - 6.07       03/31/07           8,153,899
                                                                                                   ---------------
                                                                                                        36,404,485
                                                                                                   ---------------
               AUTOMOTIVE AFTERMARKET (0.4%)
       7,806   Exide Corp. (d)                                      7.09 - 7.11       03/18/05           3,386,045
       1,880   Safelite Glass Corp.                                 5.31 - 5.81       09/30/07           1,832,807
                                                                                                   ---------------
                                                                                                         5,218,852
                                                                                                   ---------------
               BANKING (0.6%)
       8,400   GSB Guarantor Corp.                                  4.82 - 4.87       12/20/02           8,358,000
                                                                                                   ---------------
               BEVERAGES - NON-ALCOHOLIC (0.7%)
       9,168   The American Bottling Co.                                4.56          10/07/07           9,183,361
                                                                                                   ---------------
               BROADCAST/MEDIA (0.5%)
       7,456   Susquehanna Media Co.                                4.32 - 5.06       06/30/08           7,493,547
                                                                                                   ---------------
               CABLE/SATELLITE TV (5.4%)
       4,000   Century Cable Holdings, LLC                              6.75          06/30/09           2,892,480

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                             COUPON        MATURITY
 THOUSANDS                                                              RATE           DATE            VALUE
------------------------------------------------------------------------------------------------------------------
$     25,000   Century Cable Holdings, LLC                              6.75%         12/31/09     $    18,020,750
       7,935   Charter Communications Operating, LLC                    4.61          03/18/08           6,963,855
       9,887   Charter Communications Operating, LLC                    4.61          09/18/08           8,694,906
       9,305   Classic Cable, Inc.                                      7.00          01/31/08           7,444,301
      13,500   Insight Midwest Holdings, LLC                            4.56          12/31/09          12,930,030
      10,000   MCC Iowa LLC                                             4.35          09/30/10           9,663,800
       5,000   Olympus Cable Holdings, LLC                              6.75          09/30/10           4,038,450
       7,485   RCN Corp.                                                7.00          06/03/07           4,229,025
                                                                                                   ---------------
                                                                                                        74,877,597
                                                                                                   ---------------
               CASINO/GAMING (0.7%)
       9,950   Alliance Gaming Corp.                                    5.36          12/31/06          10,024,625
                                                                                                   ---------------
               CELLULAR TELEPHONE (3.9%)
       3,781   American Cellular Corp.                                  4.86          03/31/08           2,516,681
       4,324   American Cellular Corp.                                  5.11          03/31/09           2,877,579
      15,600   Centennial Puerto Rico Operating Corp.               4.74 - 5.06       05/31/07          10,716,801
       7,568   Centennial Puerto Rico Operating Corp.               4.76 - 5.07       11/30/07           5,196,764
       2,499   Dobson Operating Co., L.L.C.                             4.55          12/31/07           2,183,504
       7,517   Dobson Operating Co., L.L.C.                             4.51          03/31/08           6,595,537
      30,458   Microcell Connexions, Inc.                           5.05 - 5.31       03/01/06           8,028,476
       9,822   Rural Cellular Corp.                                     5.04          10/03/08           7,890,517
       9,822   Rural Cellular Corp.                                     5.29          04/03/09           7,890,517
                                                                                                   ---------------
                                                                                                        53,896,376
                                                                                                   ---------------
               CHEMICALS: MAJOR DIVERSIFIED (0.9%)
      13,229   Huntsman Corp.                                           7.00          12/31/05          11,046,032
       1,000   Huntsman Corp.                                           6.75          09/30/03             847,500
         771   Huntsman Corp.                                           6.75          06/30/04             653,608
                                                                                                   ---------------
                                                                                                        12,547,140
                                                                                                   ---------------
               CHEMICALS: SPECIALTY (2.3%)
       6,965   Huntsman ICI Chemicals LLC                               5.88          06/30/07           6,960,516
       6,965   Huntsman ICI Chemicals LLC                               6.13          06/30/08           6,961,909
       9,855   ISP Chemco, Inc.                                     4.81 - 5.13       06/27/08           9,861,949
       7,999   RK Polymers LLC                                      6.00 - 6.38       03/02/09           8,037,694
                                                                                                   ---------------
                                                                                                        31,822,068
                                                                                                   ---------------
               COMPUTER COMMUNICATIONS (0.4%)
      15,907   Acterna Corporation                                  6.02 - 6.05       09/30/07           5,965,106
                                                                                                   ---------------
               COMPUTER PERIPHERALS (0.6%)
       8,000   Seagate Technology (US) Holdings, Inc.                   3.75          05/13/07           7,988,560
                                                                                                   ---------------
               COMPUTERS SOFTWARE AND SERVICES (0.4%)
       6,339   DecisionOne Corp.                                    6.31 - 6.36       04/18/05           5,388,289
                                                                                                   ---------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                             COUPON        MATURITY
 THOUSANDS                                                              RATE           DATE            VALUE
------------------------------------------------------------------------------------------------------------------
               CONSTRUCTION MATERIALS (1.3%)
$     11,476   Dayton Superior Corp.                                5.13 - 5.25%      06/01/08     $    11,461,437
       8,278   Onex ABCO Limited Partnership                        6.25 - 7.25       11/15/05           6,733,206
                                                                                                   ---------------
                                                                                                        18,194,643
                                                                                                   ---------------
               CONSUMER SUNDRIES (1.6%)
       7,987   Amscan Holdings, Inc.                                4.44 - 4.47       12/31/04           7,747,288
       5,896   Mary Kay, Inc.                                       5.80 - 7.75       10/03/07           5,918,321
       3,980   Playtex Products, Inc.                               4.07 - 4.11       05/31/09           3,986,647
         957   World Kitchen, Inc. (Revolver)                       5.06 - 6.75       04/09/05             694,363
       5,463   World Kitchen, Inc.                                  5.37 - 5.56       10/09/06           3,824,165
                                                                                                   ---------------
                                                                                                        22,170,784
                                                                                                   ---------------
               CONSUMER/BUSINESS SERVICES (1.6%)
      10,314   Buhrmann US Inc.                                         5.33          10/26/07          10,223,451
       8,901   Prime Succession, Inc.                               5.75 - 5.95       08/29/03           4,895,699
       7,615   Rose Hills Co.                                           4.83          12/01/03           7,424,474
                                                                                                   ---------------
                                                                                                        22,543,624
                                                                                                   ---------------
               CONTAINERS/PACKAGING (4.2%)
       1,723   Graham Packaging Co.                                     4.13          01/31/06           1,713,015
       7,925   Graham Packaging Co.                                 4.31 - 4.63       01/31/07           7,876,209
       4,777   Huntsman Packaging Corp.                                 5.69          05/31/08           4,795,560
       8,865   Impress Metal Packaging Holdings N.V.                    5.17          12/31/06           8,776,350
      14,000   LLS Corp. (d)                                            7.25          07/31/06           9,123,380
       9,111   Nexpak Corp.                                         6.72 - 6.97       03/21/04           7,789,889
       4,975   Printpack Holdings Inc.                                  4.56          03/31/09           5,009,228
       4,975   Riverwood International Corp.                        4.30 - 4.66       03/31/07           4,973,458
       4,888   Tekni-Plex, Inc.                                         5.38          06/21/08           4,883,443
       2,939   United States Can Co.                                    6.05          01/04/06           2,719,638
                                                                                                   ---------------
                                                                                                        57,660,170
                                                                                                   ---------------
               DIVERSIFIED - MANUFACTURING (0.8%)
      10,591   Dayco Products, LLC                                  4.99 - 5.23       05/31/07          10,589,399
                                                                                                   ---------------
               DRUGSTORE CHAINS (0.6%)
       7,799   Rite Aid Corp.                                       5.56 - 5.63       06/27/05           7,668,922
                                                                                                   ---------------
               ELECTRIC UTILITIES (0.7%)
      10,000   Westar Energy Inc.                                       4.82          06/06/05           9,687,500
                                                                                                   ---------------
               ELECTRONIC COMPONENTS (0.7%)
       4,662   Dynamic Details, Inc.                                    5.82          04/22/05           3,729,202
       6,842   Knowles Electronics, Inc.                            6.25 - 6.81       06/29/07           6,085,583
                                                                                                   ---------------
                                                                                                         9,814,785
                                                                                                   ---------------
               ELECTRONIC PRODUCTION EQUIPMENT (0.3%)
       4,999   Telex Communications, Inc.                           6.79 - 6.89       11/06/04           4,749,096
                                                                                                   ---------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                             COUPON        MATURITY
 THOUSANDS                                                              RATE           DATE            VALUE
------------------------------------------------------------------------------------------------------------------
               ENGINEERING & CONSTRUCTION (0.3%)
$      3,990   Veridian Corp.                                           5.31%         06/30/08     $     4,003,732
                                                                                                   ---------------
               ENVIRONMENTAL SERVICES (1.6%)
      10,429   Allied Waste Industries, Inc.                        4.25 - 4.63       07/30/06          10,070,537
       9,620   Allied Waste Industries, Inc.                        4.81 - 4.88       07/30/07           9,314,788
       3,618   Environmental Systems Products Holdings, Inc.        5.30 - 5.31       12/31/04           2,894,292
                                                                                                   ---------------
                                                                                                        22,279,617
                                                                                                   ---------------
               FINANCE - COMMERCIAL (0.6%)
      14,526   Outsourcing Solutions Inc.                               6.36          06/10/06           8,715,518
                                                                                                   ---------------
               FINANCIAL PUBLISHING/SERVICES (0.4%)
       6,279   Merrill Communications LLC                           6.50 - 8.25       11/23/07           5,808,458
                                                                                                   ---------------
               FOOD: SPECIALTY/CANDY (0.4%)
       5,000   Otis Spunkmeyer Inc.                                     6.07          02/21/09           4,937,500
                                                                                                   ---------------
               FOOD DISTRIBUTORS (0.3%)
       4,489   Fleming Companies Inc.                                   4.06          06/18/08           4,373,748
                                                                                                   ---------------
               FOOD RETAIL (0.3%)
       3,990   Domino's Inc.                                            4.30          06/30/08           3,999,975
                                                                                                   ---------------
               FOOD & BEVERAGES (2.9%)
       8,000   Agrilink Foods, Inc.                                 4.77 - 4.82       06/30/08           8,023,760
       5,737   Aurora Foods, Inc.                                   5.51 - 5.56       06/30/05           5,184,479
       4,321   Aurora Foods, Inc. (Revolver)                        5.55 - 5.57       06/30/05           3,793,917
       8,785   Aurora Foods, Inc.                                   6.01 - 6.05       09/30/06           8,011,791
       6,783   B&G Foods, Inc.                                      5.36 - 5.40       03/31/06           6,783,641
       6,575   Merisant Company                                         5.05          03/31/07           6,602,428
       1,974   Dean Foods Company                                       4.05          07/15/08           1,975,992
                                                                                                   ---------------
                                                                                                        40,376,008
                                                                                                   ---------------
               HEALTHCARE (0.2%)
       1,213   Magellan Health Services Inc.                            5.63          02/12/05           1,014,179
       1,213   Magellan Health Services Inc.                            5.88          02/12/06           1,015,998
                                                                                                   ---------------
                                                                                                         2,030,177
                                                                                                   ---------------
               HOME BUILDING (1.1%)
       1,949   Atrium Companies, Inc.                                   5.08          06/30/05           1,944,149
       3,009   Atrium Companies, Inc.                               5.03 - 5.33       06/30/06           3,001,785
       9,700   Therma-Tru Holdings, Inc.                                5.81          05/09/07           9,724,250
                                                                                                   ---------------
                                                                                                        14,670,184
                                                                                                   ---------------
               HOSPITAL/NURSING MANAGEMENT (2.6%)
      17,000   Community Health Systems, Inc.                           4.32          07/16/10          17,045,560
       6,735   Genesis Health Ventures, Inc.                            5.30          10/02/06           6,747,755

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                             COUPON        MATURITY
 THOUSANDS                                                              RATE           DATE            VALUE
------------------------------------------------------------------------------------------------------------------
$      3,999   Interim Healthcare, Inc.                             5.81 - 7.75%      10/25/06     $     3,339,550
       7,905   Triad Hospitals, Inc.                                    4.82          09/30/08           7,963,897
                                                                                                   ---------------
                                                                                                        35,096,762
                                                                                                   ---------------
               HOTELS/RESORTS/CRUISELINES (1.3%)
       7,368   Wyndham International, Inc.                              6.56          06/30/04           6,154,278
      14,604   Wyndham International, Inc.                              6.56          06/30/06          12,003,557
                                                                                                   ---------------
                                                                                                        18,157,835
                                                                                                   ---------------
               HOUSEHOLD/PERSONAL CARE (0.3%)
       4,000   JohnsonDiversey Inc.                                     5.32          11/03/09           4,020,280
                                                                                                   ---------------
               INDUSTRIAL MACHINERY (3.2%)
       4,646   Flowserve Corp.                                      4.88 - 4.56       06/30/09           4,627,556
       8,167   Formax, Inc.                                         4.05 - 6.00       06/30/05           7,881,560
      11,071   Formica Corp.                                            6.32          04/30/06          10,148,688
      12,968   Mueller Group, Inc.                                  4.51 - 4.57       05/31/08          12,975,545
       2,992   SPX Corp.                                                4.06          09/30/09           2,989,956
       4,988   SPX Corp.                                                4.31          03/31/10           4,986,652
                                                                                                   ---------------
                                                                                                        43,609,957
                                                                                                   ---------------
               INDUSTRIAL SPECIALTIES (2.7%)
      10,733   Advanced Glassfiber Yarns, LLC                           9.00          09/30/05           7,244,807
      11,297   Jet Plastica Industries, Inc.                        5.38 - 5.88       12/31/03           8,755,405
       2,702   Jet Plastica Industries, Inc. (Revolver)                 5.88          12/31/03           2,094,595
       9,289   MetoKote Corp.                                       5.88 - 7.75       11/02/05           9,069,778
       9,955   Panolam Industries International, Inc. and Panolam
                 Industries, Ltd.                                   5.56 - 5.63       11/24/06           9,656,442
                                                                                                   ---------------
                                                                                                        36,821,027
                                                                                                   ---------------
               MEDICAL SPECIALTIES (2.3%)
       6,817   Dade Behring, Inc.                                       7.25          06/30/06           7,225,970
       7,893   Dade Behring, Inc.                                       7.25          06/30/07           8,366,695
       2,930   Dade Behring, Inc. (Revolver)                            7.25          06/30/05           3,105,716
       9,915   Davita, Inc.                                         4.78 - 5.16       03/31/09           9,934,241
       9,591   Medical Specialties Group, Inc. (d)                  9.00 - 9.75       09/30/01           3,356,818
                                                                                                   ---------------
                                                                                                        31,989,440
                                                                                                   ---------------
               MEDICAL/NURSING SERVICES (0.5%)
       9,295   American HomePatient, Inc.                               7.50          12/31/02           6,692,179
                                                                                                   ---------------
               MISCELLANEOUS COMMERCIAL SERVICES (0.2%)
       9,654   Encompass Services Corp.                             6.07 - 6.11       05/10/07           3,258,056
                                                                                                   ---------------
               MISCELLANEOUS MANUFACTURING (1.1%)
       9,517   Citation Corp.                                           5.88          12/01/07           8,422,176

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                             COUPON        MATURITY
 THOUSANDS                                                              RATE           DATE            VALUE
------------------------------------------------------------------------------------------------------------------
$      5,489   Doskocil Manufacturing Co.                           5.42 - 6.75%      09/30/04     $     4,857,588
       6,757   Insilco Technologies, Inc. (d)                           8.00          08/25/07           1,621,775
                                                                                                   ---------------
                                                                                                        14,901,539
                                                                                                   ---------------
               MOVIES/ENTERTAINMENT (0.8%)
       7,000   MGM Studios, Inc.                                        4.80          6/30/08            6,993,840
       4,395   Panavision, Inc.                                     5.82 - 6.15       03/31/05           4,010,438
                                                                                                   ---------------
                                                                                                        11,004,278
                                                                                                   ---------------
               OFFICE EQUIPMENT/SUPPLIES (0.5%)
       6,599   Global Imaging Systems, Inc.                         5.06 - 5.07       06/30/06           6,598,709
                                                                                                   ---------------
               OIL & GAS PIPELINES (0.9%)
       8,910   PMC (Novia Scotia) Co.                                   4.06          05/05/06           8,921,138
       3,960   Plains Marketing, LP                                     4.31          09/21/07           3,964,950
                                                                                                   ---------------
                                                                                                        12,886,088
                                                                                                   ---------------
               OIL REFINING/MARKETING (0.6%)
       7,454   Tesoro Petroleum Corp.                                   6.50          12/31/07           6,495,171
                                                                                                   ---------------
               OILFIELD SERVICES/EQUIPMENT (0.5%)
       7,671   US Synthetic Corp.                                   5.30 - 5.46       05/31/05           7,095,871
                                                                                                   ---------------
               OTHER CONSUMER SERVICES (0.5%)
       7,644   Volume - Services, Inc.                                  5.54          12/03/06           7,596,142
                                                                                                   ---------------
               OTHER METALS/MINERALS (1.4%)
       9,473   Better Minerals & Aggregates Company                 5.63 - 7.75       09/30/07           9,307,894
       7,407   CII Carbon, Inc.                                         5.16          06/25/08           5,925,146
       3,948   IMC Global, Inc.                                     5.56 - 5.63       11/17/06           3,975,268
                                                                                                   ---------------
                                                                                                        19,208,308
                                                                                                   ---------------
               PHARMACEUTICALS: OTHER (1.0%)
       4,135   Alpharma, Inc.                                       5.00 - 5.37       10/05/08           3,705,717
       9,850   MCC Merger Sub Corp.                                     6.02          09/30/08           9,905,356
                                                                                                   ---------------
                                                                                                        13,611,073
                                                                                                   ---------------
               PRINTING/PUBLISHING (2.0%)
      10,173   The Sheridan Group, Inc.                                 4.85          01/30/05           9,696,918
       3,945   Transwestern Publishing Co. Ltd.                     4.82 - 5.16       06/27/08           3,951,192
      14,244   Vertis, Inc.                                         6.13 - 6.38       12/07/08          13,941,103
                                                                                                   ---------------
                                                                                                        27,589,213
                                                                                                   ---------------
               PUBLISHING: BOOKS/MAGAZINES (3.3%)
      10,697   Advanstar Communications, Inc.                           5.82          04/11/07           9,908,229
       9,814   American Media Operations, Inc.                      4.57 - 4.88       04/01/07           9,890,821
       5,000   F&W Publications Inc.                                    5.58          12/31/09           4,925,000
       7,425   Primedia Inc.                                            4.63          06/30/09           6,008,087

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                             COUPON        MATURITY
 THOUSANDS                                                              RATE           DATE            VALUE
------------------------------------------------------------------------------------------------------------------
$      9,975   Readers Digest Association Inc.                      4.00 - 4.38%      05/20/08     $     9,771,311
       5,283   Ziff Davis Media, Inc.                               6.51 - 6.58       03/31/07           4,319,017
                                                                                                   ---------------
                                                                                                        44,822,465
                                                                                                   ---------------
               PUBLISHING: NEWSPAPERS (1.2%)
      17,200   CanWest Media, Inc.                                  5.31 - 5.56       05/15/09          17,284,624
                                                                                                   ---------------
               PULP & PAPER (0.7%)
       7,253   Alabama Pine Pulp Co., Inc.                              5.81          06/30/03           3,626,482
       4,034   Alabama Pine Pulp Co., Inc.                              5.81          06/30/05             221,861
       6,088   Alabama Pine Pulp Co., Inc. (e)                          10.75         12/31/08             334,854
       6,310   Alabama River Newsprint Co. (Participation: Toronto
                 Dominion Bank) (c)                                 3.81 - 3.94       12/31/02           5,994,794
                                                                                                   ---------------
                                                                                                        10,177,991
                                                                                                   ---------------
               REAL ESTATE-INDUSTRIAL/OFFICE (0.5%)
       6,965   Corrections Corp. of America                         5.26 - 5.32       03/31/08           6,975,448
                                                                                                   ---------------
               RECREATIONAL PRODUCTS/TOYS (0.4%)
         350   Spalding Holdings Corp.                                  5.75          09/30/03             173,412
       5,253   Spalding Holdings Corp. (Revolver)                   5.75 - 6.75       09/30/03           2,600,203
       1,827   Spalding Holdings Corp.                                  6.25          09/30/04             904,239
       1,827   Spalding Holdings Corp.                                  6.75          09/30/05             904,239
       1,052   Spalding Holdings Corp.                                  7.25          03/30/06             520,598
                                                                                                   ---------------
                                                                                                         5,102,691
                                                                                                   ---------------
               SEMICONDUCTORS (1.5%)
       4,422   AMI Semiconductor, Inc.                              5.56 - 5.57       12/21/06           4,397,484
       6,678   Semiconductor Components Industries, LLC                 5.81          08/04/07           5,920,090
      15,843   Viasystems, Inc.                                         5.82          03/31/07          10,561,746
                                                                                                   ---------------
                                                                                                        20,879,320
                                                                                                   ---------------
               SERVICES TO THE HEALTH INDUSTRY (1.4%)
      15,772   Alliance Imaging, Inc.                               4.19 - 4.38       11/02/08          15,811,270
       2,970   Insight Health Services Acquistion                       5.30          10/17/08           2,981,137
                                                                                                   ---------------
                                                                                                        18,792,407
                                                                                                   ---------------
               SPECIALTY INSURANCE (0.3%)
       2,350   BRW Acquisition, Inc.                                3.80 - 3.83       07/10/06           2,009,250
       2,350   BRW Acquisition, Inc.                                4.05 - 4.08       07/10/07           2,009,250
                                                                                                   ---------------
                                                                                                         4,018,500
                                                                                                   ---------------
               SPECIALTY STORES (2.2%)
       4,800   Caribbean Petroleum, LP (d)                              7.21          09/30/05           3,480,000
       1,995   Home Interiors & Gifts, Inc.                             6.30          12/31/06           1,950,404
       4,136   Petro Stopping Centers, L.P.                             5.56          07/23/06           4,115,191
       1,679   The Pantry, Inc.                                         5.31          01/31/04           1,646,528

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                             COUPON        MATURITY
 THOUSANDS                                                              RATE           DATE            VALUE
------------------------------------------------------------------------------------------------------------------
$     13,603   The Pantry, Inc.                                     5.81 - 6.06%      01/31/06     $    13,416,311
       5,434   TravelCenters of America, Inc.                       5.07 - 7.00       11/14/08           5,462,685
                                                                                                   ---------------
                                                                                                        30,071,119
                                                                                                   ---------------
               STEEL (1.2%)
      11,993   ISPAT Inland, L.P.                                       5.56          07/16/05           8,425,033
      11,993   ISPAT Inland, L.P.                                       5.56          07/16/06           8,425,033
                                                                                                   ---------------
                                                                                                        16,850,066
                                                                                                   ---------------
               TELECOMMUNICATION EQUIPMENT (2.9%)
       5,500   American Tower, L.P., American Towers, Inc. and ATC
                 Teleports, Inc.                                        4.86          12/31/07           4,661,250
       2,957   Channel Master, Inc.                                 8.34 - 8.50       10/10/05           2,818,039
       7,000   Crown Castle Operating Co.                               4.67          03/15/08           6,431,250
      20,048   Pinnacle Towers, Inc.                                    5.82          06/30/07          17,692,733
       5,000   Spectrasite Communications Inc.                      6.31 - 6.34       12/31/07           4,210,200
      11,159   Superior Telecom, Inc.                                   7.38          11/27/05           3,942,752
                                                                                                   ---------------
                                                                                                        39,756,224
                                                                                                   ---------------
               TELECOMMUNICATIONS (4.8%)
       5,500   360network Holdings (USA) Inc. (d)                       8.25          12/31/07           1,193,500
      10,421   Alaska Communications Systems Holdings, Inc.             4.88          11/14/07           9,743,684
       9,379   Alaska Communications Systems Holdings, Inc.             5.13          05/14/08           8,769,316
       1,993   Davel Financing Co., LLC (b) (e)                         10.00         12/31/05             510,761
       7,299   Fairpoint Communications, Inc.                       5.56 - 5.63       03/31/06           6,824,620
      14,473   Fairpoint Communications, Inc.                       5.88 - 6.19       03/31/07          13,531,956
       4,955   Global Crossing Holdings, Ltd. (d)                       6.91          06/30/06             767,368
      24,809   KMC Telecom, Inc.                                        7.06          04/01/07          14,265,396
      12,800   McleodUSA Inc.                                           6.09          05/30/08           5,395,200
       4,872   Telecommunications Services Inc.                     6.24 - 6.28       12/31/06           4,583,873
                                                                                                   ---------------
                                                                                                        65,585,674
                                                                                                   ---------------
               TEXTILES (0.5%)
       3,884   Polymer Group, Inc.                                      9.25          12/20/05           3,596,198
       3,940   Polymer Group, Inc.                                      9.50          12/30/06           3,644,500
                                                                                                   ---------------
                                                                                                         7,240,698
                                                                                                   ---------------
               TRANSPORTATION (1.5%)
       9,100   Allied Worldwide Inc.                                    5.82          11/18/07           9,046,598
       4,843   Quality Distribution, Inc.                           5.56 - 5.61       08/28/05           4,262,121
       4,151   Quality Distribution, Inc.                           5.81 - 5.86       02/28/06           3,653,247
       3,000   Rail America Inc.                                        4.63          05/23/09           3,004,860
                                                                                                   ---------------
                                                                                                        19,966,826
                                                                                                   ---------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 PRINCIPAL
 AMOUNT IN                                                             COUPON        MATURITY
 THOUSANDS                                                              RATE           DATE            VALUE
------------------------------------------------------------------------------------------------------------------
               UTILITIES (0.7%)
$      4,988   Michigan Transmission Electric Co., Inc.             4.30 - 4.41%      05/01/07     $     5,004,657
       4,470   Pike Electric, Inc.                                      5.31          04/18/10           4,503,179
                                                                                                   ---------------
                                                                                                         9,507,836
                                                                                                   ---------------
               WIRELESS TELECOMMUNICATIONS (4.5%)
       5,000   Cricket Communications Inc. (d)                          6.38          06/30/07             968,750
      16,250   Nextel Finance Co.                                       5.19          06/30/08          14,007,988
      16,250   Nextel Finance Co.                                       5.44          12/31/08          14,007,988
      20,000   Nextel Partners Operating Corp.                          6.51          01/29/08          17,150,000
      10,000   Nextel Partners Operating Corp.                          6.03          07/29/08           8,633,300
      12,500   Western Wireless Corp.                               4.56 - 4.57       09/30/08           7,864,625
                                                                                                   ---------------
                                                                                                        62,632,651
                                                                                                   ---------------
               Total Senior Collateralized Term Loans
                 (COST $1,561,037,289)                                                               1,313,473,651
                                                                                                   ---------------
               Senior Notes (0.7%)
               CABLE/SATELLITE TV (0.1%)
       9,563   SuperCanal Holdings S.A. (Argentina) (d)                 11.25         10/12/02           1,673,607
                                                                                                   ---------------
               CASINO/GAMING (0.4%)
       5,397   Harrah's Jazz Co.                                        4.61          04/30/05           5,400,556
                                                                                                   ---------------
               HOSPITAL/NURSING MANAGEMENT (0.2%)
       2,649   Genesis Health Ventures, Inc.                            6.86          10/02/07           2,660,114
                                                                                                   ---------------
               Total Senior Notes
                 (COST $17,308,244)                                                                      9,734,277
                                                                                                   ---------------
               Corporate Bonds (0.0%)
               TELECOMMUNICATIONS
       2,097   KMC Telecom, Inc.                                        12.50         02/15/08              20,970
         548   KMC Telecom, Inc.                                        13.50         05/15/09               5,480
                                                                                                   ---------------
               Total Corporate Bonds
                 (COST $101,061)                                                                            26,450
                                                                                                   ---------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 NUMBER OF
  SHARES                                                                              VALUE
------------------------------------------------------------------------------------------------
               Common Stocks (f) (1.2%)
               APPAREL/FOOTWEAR (0.1%)
      61,460   London Fog Industries, Inc. (Restricted) (b)                       $      998,725
                                                                                  --------------
               AUTOMOTIVE AFTERMARKET (0.0%)
     100,632   Safelite Glass Corp. (b)                                                   58,635
       6,793   Safelite Realty Corp. (b)                                                   3,958
                                                                                  --------------
                                                                                          62,593
                                                                                  --------------
               COMPUTER SOFTWARE & SERVICES (0.1%)
     182,055   DecisionOne Corp. (b)                                                   1,381,097
       4,375   DecisionOne Corp. (b)                                                      33,189
                                                                                  --------------
                                                                                       1,414,286
                                                                                  --------------
               ENGINEERING & CONSTRUCTION (0.5%)
     521,400   Washington Group, Inc.                                                  6,898,122
                                                                                  --------------
               ENVIRONMENTAL SERVICES (0.0%)
      19,445   Environmental Systems Products Holdings, Inc. (b)                               2
                                                                                  --------------
               FOREST PRODUCTS (0.1%)
     295,289   Tembec Inc.                                                             1,814,615
                                                                                  --------------
               HOSPITAL/NURSING MANAGEMENT (0.4%)
     335,539   Genesis Health Ventures, Inc.                                           5,519,617
                                                                                  --------------
               MANAGED HEALTH CARE (0.0%)
     517,459   Interim Healthcare, Inc. (b)                                                    0
                                                                                  --------------
               TELECOMMUNICATIONS (0.0%)
          31   DF Merger Corp. (b)                                                             0
          93   Teligent Inc. (b)                                                               0
                                                                                  --------------
                                                                                               0
                                                                                  --------------
               Total Common Stocks
                 (COST $23,695,292)                                                   16,707,960
                                                                                  --------------
               Non-Convertible Preferred Stocks (0.1%)
               ENVIRONMENTAL SERVICES (0.1%)
       3,415   Environmental Systems Products Holdings, Inc. (e)                         461,106
                                                                                  --------------
               HOSPITAL/NURSING MANAGEMENT (0.0%)
       3,889   Genesis Health Ventures, Inc. (b) (f)                                     450,230
                                                                                  --------------
               Total Non-Convertible Preferred Stocks
                 (COST $389,542)                                                         911,336
                                                                                  --------------

                        SEE NOTES TO FINANCIAL STATEMENTS

 NUMBER OF                                                                EXPIRATION
 WARRANTS                                                                    DATE        VALUE
---------------------------------------------------------------------------------------------------------
               Warrants (b)(f) (0.0%)
               AUTOMOTIVE AFTERMARKET (0.0%)
      24,761   Exide Corp.                                                 03/18/06    $           55,712
                                                                                       ------------------
               TELECOMMUNICATIONS (0.0%)
       5,948   KMC Telecom Inc.                                            04/15/08                    60
                                                                                       ------------------
               Total Warrants
                 (COST $55,772)                                                                    55,772
                                                                                       ------------------

 PRINCIPAL
 AMOUNT IN                                                     COUPON      MATURITY
 THOUSANDS                                                      RATE         DATE
------------                                                  --------    ----------
               Short-Term Investments (2.0%)

               Commercial Paper (g)(h) (0.6%)
               FINANCIAL CONGLOMERATES
$      8,000   General Electric Capital Corp.
                 (COST $7,999,609)                              1.76%      10/02/02             7,999,609
                                                                                       ------------------
               Repurchase Agreement (1.4%)
      19,324   The Bank of New York (dated 09/30/02; proceeds
                 $19,324,845) (i)
                 (COST $19,323,973)                             1.625      10/01/02            19,323,973
                                                                                       ------------------
               Total Short-Term Investments
                 (COST $27,323,582)                                                            27,323,582
                                                                                       ------------------
               Total Investments
                 (COST $1,629,910,782) (j)                                    99.3%         1,368,233,028
               Other Assets in Excess of Liabilities                           0.7             10,256,613
                                                                             -----     ------------------
               Net Assets                                                    100.0%    $    1,378,489,641
                                                                             =====     ==================

----------
  (a) FLOATING RATE SECURITIES. INTEREST RATES SHOWN ARE THOSE IN EFFECT AT SEPTEMBER 30, 2002.
  (b) VALUED USING FAIR VALUE PROCEDURES - TOTAL AGGREGATE VALUE IS $3,492,369.
  (c) PARTICIPATION INTERESTS WERE ACQUIRED THROUGH THE FINANCIAL INSTITUTIONS INDICATED PARENTHETICALLY.
  (d) NON-INCOME PRODUCING SECURITY; LOAN IN DEFAULT.
  (e) PAYMENT-IN-KIND SECURITY.
  (f) NON-INCOME PRODUCING SECURITIES.
  (g) PURCHASED ON A DISCOUNT BASIS. THE INTEREST RATE SHOWN HAS BEEN ADJUSTED TO REFLECT A MONEY MARKET EQUIVALENT YIELD.
  (h) A PORTION OF THIS SECURITY IS SEGREGATED IN CONNECTION WITH UNFUNDED LOAN COMMITMENTS.
  (i) COLLATERALIZED BY $17,750,394 FEDERAL HOME LOAN BANK 5.625% DUE 11/15/11 VALUED AT $19,711,258.
  (j) THE AGGREGATE COST FOR FEDERAL INCOME TAX PURPOSES APPROXIMATES THE AGGREGATE COST FOR BOOK PURPOSES. THE AGGREGATE GROSS UNREALIZED APPRECIATION IS $6,633,067 AND THE AGGREGATE GROSS UNREALIZED DEPRECIATION IS $268,310,821, RESULTING IN NET UNREALIZED DEPRECIATION OF $261,677,754.

                        SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY PRIME INCOME TRUST
FINANCIAL STATEMENTS

Statement of Assets and Liabilities
SEPTEMBER 30, 2002

Assets:
Investments in securities, at value (cost $1,629,910,782)                                    $    1,368,233,028
Cash                                                                                                  6,583,213
Receivable for:
  Interest                                                                                            8,441,626
  Investments sold                                                                                    5,942,600
  Shares of beneficial interest sold                                                                    191,986
Prepaid expenses and other assets                                                                       657,900
                                                                                             ------------------

    Total Assets                                                                                  1,390,050,353
                                                                                             ------------------
Liabilities:
Payable for:
  Investment purchased                                                                                4,450,000
  Investment advisory fee                                                                             1,146,908
  Dividends to shareholders                                                                             687,614
  Administration fee                                                                                    331,698
Accrued expenses and other payables                                                                     617,522
Deferred loan fees                                                                                    4,326,970
Commitments and contingencies (Notes 6 & 8)                                                                  --
                                                                                             ------------------

    Total Liabilities                                                                                11,560,712
                                                                                             ------------------

    Net Assets                                                                               $    1,378,489,641
                                                                                             ==================
Composition of Net Assets:
Paid-in-capital                                                                              $    1,894,698,153
Net unrealized depreciation                                                                        (261,677,754)
Accumulated undistributed net investment income                                                      13,106,022
Accumulated net realized loss                                                                      (267,636,780)
                                                                                             ------------------

    Net Assets                                                                               $    1,378,489,641
                                                                                             ==================
    Net Asset Value Per Share,
        172,189,710 shares outstanding (unlimited shares authorized of $.01 par value)       $             8.01
                                                                                             ==================

                        SEE NOTES TO FINANCIAL STATEMENTS

Statement of Operations
FOR THE YEAR ENDED SEPTEMBER 30, 2002

Net Investment Income:
Income
Interest                                                                                     $      117,941,162
Amendment and other loan fees                                                                         3,455,583
                                                                                             ------------------

    Total Income                                                                                    121,396,745
                                                                                             ------------------

Expenses
Investment advisory fee                                                                              16,190,833
Administration fee                                                                                    4,717,155
Transfer agent fees and expenses                                                                      1,045,754
Professional fees                                                                                       814,738
Registration fees                                                                                       417,561
Shareholder reports and notices                                                                         360,886
Custodian fees                                                                                           86,350
Trustees' fees and expenses                                                                              18,057
Other                                                                                                   649,005
                                                                                             ------------------
  Total Expenses                                                                                     24,300,339

Less: expense offset                                                                                    (86,350)
                                                                                             ------------------

    Net Expenses                                                                                     24,213,989
                                                                                             ------------------

    Net Investment Income                                                                            97,182,756
                                                                                             ------------------

Net Realized and Unrealized Gain (Loss):
Net realized loss                                                                                  (197,519,545)
Net change in unrealized depreciation                                                                65,497,713
                                                                                             ------------------

    Net Loss                                                                                       (132,021,832)
                                                                                             ------------------

Net Decrease                                                                                 $      (34,839,076)
                                                                                             ==================

                        SEE NOTES TO FINANCIAL STATEMENTS

Statement of Changes in Net Assets

                                                                                FOR THE YEAR          FOR THE YEAR
                                                                                   ENDED                 ENDED
                                                                             SEPTEMBER 30, 2002    SEPTEMBER 30, 2001
                                                                             ------------------    ------------------
Increase (Decrease) in Net Assets:
Operations:
Net investment income                                                        $       97,182,756    $      204,256,593
Net realized loss                                                                  (197,519,545)          (56,444,249)
Net change in unrealized depreciation                                                65,497,713          (269,173,695)
                                                                             ------------------    ------------------

    Net Decrease                                                                    (34,839,076)         (121,361,351)

Dividends to shareholders from net investment income                                (95,552,229)         (201,153,884)

Net decrease from transactions in shares of beneficial interest                    (686,406,406)         (366,527,027)
                                                                             ------------------    ------------------

    Net Decrease                                                                   (816,797,711)         (689,042,262)

Net Assets:
Beginning of period                                                               2,195,287,352         2,884,329,614
                                                                             ------------------    ------------------

End of Period INCLUDING ACCUMULATED UNDISTRIBUTED NET INVESTMENT INCOME OF
  $13,106,022 AND $5,880,582, RESPECTIVELY)                                  $    1,378,489,641    $    2,195,287,352
                                                                             ==================    ==================

                        SEE NOTES TO FINANCIAL STATEMENTS

Statement of Cash Flows
FOR THE YEAR ENDED SEPTEMBER 30, 2002

Increase (Decrease) in Cash:
Cash Flows Provided by Operating Activities:
Net decrease in net assets from operations                                                   $      (34,839,076)
Adjustments to reconcile net decrease in net assets from operations to net cash provided by operating activities:
  Purchases of investments                                                                         (473,636,997)
  Principal repayments/sales of investments                                                       1,068,819,516
  Net sales/maturities of short-term investments                                                     88,328,859
  Decrease in receivables and other assets related to operations                                        804,720
  Increase in payables related to operations                                                          3,937,068
  Net loan fees received                                                                              3,364,545
  Amortization of loan fees                                                                          (3,455,583)
  Accretion of discounts                                                                             (4,147,849)
  Net realized loss on investments                                                                  197,519,545
   Net unrealized depreciation on investments                                                       (65,497,713)
                                                                                             ------------------

    Net Cash Provided By Operating Activites                                                        781,197,035
                                                                                             ------------------

Cash Flows Used for Financing Activities:
Shares of beneficial interest sold                                                                   25,204,444
Shares tendered                                                                                    (750,673,266)
Dividends from net investment income (net of reinvested dividends of $39,167,829)                   (56,620,250)
                                                                                             ------------------

    Net Cash Used for Financing Activities                                                         (782,089,072)
                                                                                             ------------------

Net Decrease in Cash                                                                                   (892,037)
                                                                                             ------------------

Cash Balance at Beginning of Year                                                                     7,475,250
                                                                                             ------------------

Cash Balance at End of Year                                                                  $        6,583,213
                                                                                             ==================

                        SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY PRIME INCOME TRUST
NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2002

1. Organization And Accounting Policies
Morgan Stanley Prime Income Trust (the "Trust") is registered under the Investment Company Act of 1940, as amended, as a non-diversified, closed-end management investment company. The Trust's investment objective is to provide a high level of current income consistent with the preservation of capital. The Trust was organized as a Massachusetts business trust on August 17, 1989 and commenced operations on November 30, 1989.

The Trust offers and sells its shares to the public on a continuous basis. The Trustees intend, each quarter, to consider authorizing the Trust to make tender offers for all or a portion of its outstanding shares of beneficial interest at the then current net asset value of such shares.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

The following is a summary of significant accounting policies:

A. Valuation of Investments -- (1) Certain senior collateralized loans ("Senior Loans") are valued based on quotations received from an independent pricing service; (2) Senior Loans for which quotations are unavailable are value based on prices received from an independent pricing service that are calculated pursuant to a derived pricing methodology. The derived pricing methodology calculates a price for a Senior Loan by incorporating certain market information, including a Senior Loan's credit rating and interest rate, and comparing such information to Senior Loans in similar industries for which market information is available; (3) an equity portfolio security listed or traded on the New York or American Stock Exchange, Nasdaq, or other exchange is valued at its latest sale price, prior to the time when assets are valued; if there were no sales that day, the security is valued at the latest bid price (in cases where a security is traded on more than one exchange, the security is valued on the exchange designated as the primary market pursuant to procedures adopted by the Trustees); (4) portfolio securities for which over-the-counter market quotations are readily available are valued at the latest bid price; (5) all other securities and other assets are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Trustees; and (6) short-term debt securities having a maturity date of more than sixty days at time of purchase are valued on a mark-to-market basis until sixty days prior to maturity and thereafter at amortized cost based on their value on the 61st day. Short-term debt securities having a maturity date of sixty days or less at the time of purchase are valued at amortized cost.

B. Accounting for Investments -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Realized gains and losses on security transactions are determined by the identified cost method. Discounts are accreted and premiums are amortized over the life of the respective securities. Interest income is accrued daily except where collection is not expected. When the Trust buys an interest in a Senior Loan, it may receive a commitment fee which is paid to lenders on an ongoing basis based upon the undrawn portion committed by the lenders of the underlying Senior Loan. The Trust accrues the commitment fee over the expected term of the loan. When the Trust sells an interest in a Senior Loan, it may be required to pay fees or commissions to the purchaser of the interest. Fees received in connection with loan amendments are amortized over the expected term of the loan.

C. Joint Repurchase Agreement Account -- Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Trust, along with other affiliated entities managed by the Investment Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements and are collateralized by cash, or U.S. Treasury or federal agency obligations.

D. Senior Loans -- The Trust invests primarily in Senior Loans to Borrowers. Senior Loans are typically structured by a syndicate of lenders ("Lenders"), one or more of which administers the Senior Loan on behalf of the Lenders ("Agent"). Lenders may sell interests in Senior Loans to third parties ("Participations") or may assign all or a portion of their interest in a Senior Loan to third parties ("Assignments"). Senior Loans are exempt from registration under the Securities Act of 1933. Presently, Senior Loans are not readily marketable and are often subject to restrictions on resale.

Some of the Trust's Senior Loans are "Revolver Loans." For these loans, the Trust commits to provide funding up to the face amount of the loan. The amount drawn down by the borrower may vary during the term of the loan.

E. Federal Income Tax Status -- It is the Trust's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required.

F. Dividends and Distributions to Shareholders -- The Trust records dividends and distributions to its shareholders on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of paid-in-capital.

2. Investment Advisory/Administration Agreements
Pursuant to an Investment Advisory Agreement with Morgan Stanley Investment Advisors Inc. (the "Investment Advisor"), the Trust pays an advisory fee, accrued daily and payable monthly, by applying the following annual rates to the net assets of the Trust determined as of the close of each business day: 0.90% to the portion of the daily net assets not exceeding $500 million; 0.85% to the portion of the daily net assets exceeding $500 million but not exceeding $1.5 billion; 0.825% to the portion of daily net assets exceeding $1.5 billion but not exceeding $2.5 billion; 0.80% to the portion of daily net assets exceeding $2.5 billion but not exceeding $3 billion; and 0.775% to the portion of daily net assets in excess of $3 billion.

Pursuant to an Administration Agreement with Morgan Stanley Services Company Inc. (the "Administrator"), an affiliate of the Investment Advisor, the Trust pays an administration fee, calculated daily and payable monthly, by applying the annual rate of 0.25% to the Trust's daily net assets.

3. Security Transactions and Transactions with Affiliates
The cost of purchases and proceeds from sales/principal repayments of portfolio securities, excluding short-term investments, for the year ended September 30, 2002 aggregated $473,635,929 and $1,063,598,018, respectively.

Shares of the Trust are distributed by Morgan Stanley Distributors Inc. (the "Distributor"), an affiliate of the Investment Advisor and Administrator. Pursuant to a Distribution Agreement between the Trust, the Investment Advisor and the Distributor, the Investment Advisor compensates the Distributor at an annual rate of 2.75% of the purchase price of shares purchased from the Trust. The Investment Advisor will compensate the Distributor at an annual rate of 0.10% of the value of shares sold for any shares that remain outstanding after one year from the date of their initial purchase. Any early withdrawal charge to defray distribution expenses will be charged to the shareholder in connection with shares held for four years or less which are accepted by the Trust for repurchase pursuant to tender offers. For the year ended September 30, 2002, the Investment Advisor has informed the Trust that it received $6,320,000 in early withdrawal charges.

Morgan Stanley Trust, an affiliate of the Investment Advisor, Administrator and Distributor, is the Trust's transfer agent. At September 30, 2002, the Trust had transfer agent fees and expenses payable of approximately $40,400.

The Trust has an unfunded noncontributory defined benefit pension plan covering all independent Trustees of the Trust who will have served as independent Trustees for at least five years at the time of retirement. Benefits under this plan are based on years of service and compensation during the last five years of service. Aggregate pension costs for the year ended September 30, 2002 included in Trustees' fees and expenses in the Statement of Operations amounted to $6,891. At September 30, 2002, the Trust had an accrued pension liability of $56,882 which is included in accrued expenses in the Statement of Assets and Liabilities.

4. Federal Income Tax Status
At September 30, 2002, the Trust had a net capital loss carryover of approximately $73,006,000, to offset future capital gains to the extent provided by regulations, available through September 30 of the following years:

                               AMOUNT IN THOUSANDS
             -------------------------------------------------------
                2007                 2009                    2010
              --------             --------                ---------
              $  7,661             $  5,233                $  60,112
              ========             ========                =========

Capital losses incurred after October 31 ("post-October losses") within the taxable year are deemed to arise on the first business day of the Trust's next taxable year. The Trust incurred and will elect to defer net capital losses of approximately $193,600,000 during fiscal 2002.

As of September 30, 2002, the Trust had temporary book/tax differences primarily attributable to post-October losses, tax adjustments and book amortization of discounts on revolver loans and term loans held by the Trust and interest on loans in default and permanent book/tax differences attributable to a nondeductible expense. To reflect reclassifications arising from the permanent differences, paid-in-capital was charged and accumulated undistributed net investment income was credited $420,539.

5. Shares of Beneficial Interest
Transactions in shares of beneficial interest were as follows:

                                                                    SHARES               AMOUNT
                                                              ------------------   ------------------
Balance, September 30, 2000                                          296,722,545   $    2,948,052,125
Shares sold                                                           28,998,963          273,888,233
Shares issued to shareholders for reinvestment of dividends            9,242,666           85,338,367
Shares tendered (four quarterly tender offers)                       (80,321,553)        (725,753,627)
                                                              ------------------   ------------------
Balance, September 30, 2001                                          254,642,621        2,581,525,098
Shares sold                                                            2,979,915           25,099,031
Shares issued to shareholders for reinvestment of dividends            4,665,583           39,167,829
Shares tendered (four quarterly tender offers)                       (90,098,409)        (750,673,266)
                                                              ------------------   ------------------
Balance, September 30, 2002                                          172,189,710   $    1,895,118,692
                                                              ==================   ==================

On October 31, 2002, the Trustees approved a tender offer to purchase up to 50 million shares of beneficial interest to commence on November 20, 2002.

6. Commitments and Contingencies
As of September 30, 2002, the Trust had unfunded loan commitments pursuant to the following loan agreements:

                                                                                UNFUNDED
BORROWER                                                                       COMMITMENT
--------                                                                      ------------
Arena Brands, Inc.                                                            $    745,290
Aurora Foods, Inc.                                                                 720,182
Dade Behring, Inc.                                                                  70,079
GSB Guarantor Corp.                                                              1,600,000
Spalding Holdings Corp.                                                            629,418
World Kitchen Consumer Products, Inc.                                               42,258
                                                                              ------------
                                                                              $  3,807,227
                                                                              ============

The total value of the security segregated for unfunded loan commitments was $7,999,609.

7. Expense Offset
The expense offset represents a reduction of the custodian fees for earnings on cash balances maintained by the Trust.

8. Change in Accounting Policy
Effective October 1, 2001, the Trust has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, related to premiums and discounts on debt securities. The cumulative effect of this accounting change had no impact on the net assets of the Trust, but resulted in a $5,174,374 increase in the cost of securities and a corresponding increase in undistributed net investment income based on securities held as of September 30, 2001.

The effect of this change for the year ended September 30, 2002 was to increase net investment income and increase unrealized depreciation by $2,554,791. The statement of changes in net assets and the financial highlights for prior periods have not been restated to reflect this change.

9. Litigation
On November 14, 2001, an alleged class action lawsuit was filed on behalf of certain investors in Morgan Stanley Prime Income Trust alleging that, during the period from November 1, 1998 through April 26, 2001, the Trust, its investment advisor and a related entity, its administrator, certain of its officers, and certain of its Trustees violated certain provisions of the Securities Act of 1933 and common law by allegedly misstating the Trust's net asset value in its prospectus, registration statement and financial reports. On November 8, 2002, the court denied defendants' motion to dismiss the complaint. Each of the defendants believes the lawsuit to be without merit and intends to vigorously contest the action.

MORGAN STANLEY PRIME INCOME TRUST
FINANCIAL HIGHLIGHTS

Selected ratios and per share data for a share of beneficial interest outstanding throughout each period:

                                                                     FOR THE YEAR ENDED SEPTEMBER 30,
                                                ---------------------------------------------------------------------
                                                  2002          2001          2000       1999       1998       1997
                                                --------      --------      --------   --------   --------   --------
Selected Per Share Data:
Net asset value, beginning of period            $   8.62      $   9.72      $   9.87   $   9.91   $   9.95   $   9.94
                                                --------      --------      --------   --------   --------   --------
Income (loss) from investment operations:
  Net investment income                             0.45(1)       0.69          0.82       0.70       0.71       0.75
  Net realized and unrealized gain (loss)          (0.64)(1)     (1.11)        (0.16)     (0.05)     (0.03)        --
                                                --------      --------      --------   --------   --------   --------
Total income (loss) from investment operations     (0.19)        (0.42)         0.66       0.65       0.68       0.75
                                                --------      --------      --------   --------   --------   --------
Less dividends and distributions from:
  Net investment income                            (0.42)        (0.68)        (0.81)     (0.69)     (0.72)     (0.74)
  Net realized gain                                   --            --            --         --         --         --
                                                --------      --------      --------   --------   --------   --------
Total dividends and distributions                  (0.42)        (0.68)        (0.81)     (0.69)     (0.72)     (0.74)
                                                --------      --------      --------   --------   --------   --------
Net asset value, end of period                  $   8.01      $   8.62      $   9.72   $   9.87   $   9.91   $   9.95
                                                ========      ========      ========   ========   ========   ========
Total Return+                                      (2.30)%       (4.54)%        6.87%      6.72%      7.14%      7.78%
Ratios to Average Net Assets:
Expenses                                            1.29%         1.20%         1.21%      1.22%      1.29%      1.40%
Net investment income                               5.15%(1)      7.53%         8.26%      7.02%      7.17%      7.53%
Supplemental Data:
Net assets, end of period, in millions          $  1,378      $  2,195      $  2,884   $  2,514   $  1,997   $  1,345
Portfolio turnover rate                               27%           29%           45%        44%        68%        86%

                                                     FOR THE YEAR ENDED SEPTEMBER 30,
                                                -----------------------------------------
                                                  1996       1995       1994       1993
                                                --------   --------   --------   --------
Selected Per Share Data:
Net asset value, beginning of period            $   9.99   $  10.00   $   9.91   $   9.99
                                                --------   --------   --------   --------
Income (loss) from investment operations:
  Net investment income                             0.74       0.82       0.62       0.55
  Net realized and unrealized gain (loss)          (0.04)      0.01       0.09      (0.08)
                                                --------   --------   --------   --------
Total income (loss) from investment operations      0.70       0.83       0.71       0.47
                                                --------   --------   --------   --------
Less dividends and distributions from:
  Net investment income                            (0.75)     (0.81)     (0.62)     (0.55)
  Net realized gain                                   --      (0.03)        --         --
                                                --------   --------   --------   --------
Total dividends and distributions                  (0.75)     (0.84)     (0.62)     (0.55)
                                                --------   --------   --------   --------
Net asset value, end of period                  $   9.94   $   9.99   $  10.00   $   9.91
                                                ========   ========   ========   ========
Total Return+                                       7.25%      8.57%      7.32%      4.85%
Ratios to Average Net Assets:
Expenses                                            1.46%      1.52%      1.60%      1.45%
Net investment income                               7.50%      8.11%      6.14%      5.53%
Supplemental Data:
Net assets, end of period, in millions          $    939   $    521   $    305   $    311
Portfolio turnover rate                               72%       102%       147%        92%

----------
 + DOES NOT REFLECT THE DEDUCTION OF SALES CHARGE. CALCULATED BASED ON THE NET ASSET VALUE AS OF THE LAST BUSINESS DAY OF THE PERIOD. DIVIDENDS AND DISTRIBUTIONS ARE ASSUMED TO BE REINVESTED AT THE PRICES OBTAINED UNDER THE TRUST'S DIVIDEND REINVESTMENT PLAN.
(1) EFFECTIVE OCTOBER 1, 2001, THE TRUST HAS ADOPTED THE PROVISIONS OF THE AICPA AUDIT AND ACCOUNTING GUIDE FOR INVESTMENT COMPANIES, AS REVISED, RELATED TO PREMIUMS AND DISCOUNTS ON DEBT SECURITIES. THE EFFECT OF THIS CHANGE FOR THE YEAR ENDED SEPTEMBER 30, 2002 WAS TO INCREASE NET INVESTMENT INCOME PER SHARE BY $0.03, DECREASE NET REALIZED AND UNREALIZED GAIN OR LOSS PER SHARE BY $0.03 AND INCREASE THE RATIO OF NET INVESTMENT INCOME TO AVERAGE NET ASSETS BY 0.13%. THE FINANCIAL HIGHLIGHTS DATA PRESENTED IN THIS TABLE FOR PRIOR PERIODS HAS NOT BEEN RESTATED TO REFLECT THIS CHANGE.

                        SEE NOTES TO FINANCIAL STATEMENTS

MORGAN STANLEY PRIME INCOME TRUST
INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Trustees of Morgan Stanley Prime Income Trust:

We have audited the accompanying statement of assets and liabilities of Morgan Stanley Prime Income Trust (the "Trust"), including the portfolio of investments, as of September 30, 2002, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2002, by correspondence with the custodian and selling or agent banks; where replies were not received from the custodian and selling or agent banks, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Morgan Stanley Prime Income Trust as of September 30, 2002, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the ten years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
NEW YORK, NEW YORK
NOVEMBER 13, 2002